Filed Pursuant to Rule 424(b)(3)
Registration No. 333-258350

PROSPECTUS SUPPLEMENT

(to Prospectus dated July 6, 2023)

22,500,000 shares

Alight, Inc.

Class A Common Stock

The selling stockholders named in this prospectus supplement (the “selling stockholders”) are offering 22,500,000 shares of our Class A common stock, par value $0.0001 per share (the “Class A Common Stock”). We will not receive any proceeds from the sale of the shares being sold by the selling stockholders. See “Use of Proceeds.”

Our Class A Common Stock is listed on The New York Stock Exchange (the “NYSE”) under the symbol “ALIT.” On August 16, 2023, the last sale price of our Class A Common Stock as reported on the NYSE was $8.29 per share.

Investing in our Class A Common Stock involves risks. See “Risk Factors” starting on page S-5 of this prospectus supplement, as well as in the accompanying prospectus and the documents incorporated by reference herein and therein, to read about risks you should consider before buying shares of our Class A Common Stock.

Neither the Securities and Exchange Commission (“SEC”) nor any other state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters have agreed to purchase shares of our Class A Common Stock from the selling stockholders at a price of $7.98 per share, which will result in $179,550,000 of proceeds to the selling stockholders before expenses. The underwriters propose to offer the Class A Common Stock from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Underwriting.”

The underwriters may also exercise their option to purchase up to 3,375,000 of additional shares from the selling stockholders at the public offering price, less the underwriting discount and commissions, for 30 days after the date of this prospectus supplement. We will not receive any proceeds from the sale of shares by the selling stockholders as a result of the underwriters’ option to purchase additional shares.

In connection with this offering, we have agreed to repurchase from the selling stockholders, in privately negotiated transactions, an aggregate of $10 million of shares of Class A Common Stock at a price equal to the price per share at which the underwriters will purchase shares of our Class A Common Stock from the selling stockholders in this offering (the “Share Repurchase”). This offering is not conditioned upon the completion of the Share Repurchase, but the Share Repurchase is conditioned upon the completion of this offering. The Share Repurchase has been unanimously approved by the members of our board of directors (the “Company Board”). See “Summary—Share Repurchase.”

The underwriters expect to deliver the shares against payment to purchasers on or about August 22, 2023.

J.P. Morgan	BofA Securities	Morgan Stanley

Prospectus supplement dated August 16, 2023

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-258350) that we initially filed with the SEC on June 30, 2023, and that was declared effective by the SEC on July 6, 2023. This document is in two parts. The first part is this prospectus supplement, which describes the terms of the securities that the selling stockholders are currently offering, the selling stockholders and the plan of distribution and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. Generally, the term “prospectus” refers to both parts combined.

If the information varies between this prospectus supplement and the accompanying prospectus, the information in this prospectus supplement supersedes the information in the accompanying prospectus.

None of the Company, the selling stockholders or the underwriters have authorized anyone to provide any information or to make any representations other than the information and representations contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. The Company, the selling stockholders, and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We, the selling stockholders and the underwriters are not, making an offer to sell shares of our Class A Common Stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement is accurate as of any date other than its date, regardless of the time of delivery of this prospectus supplement or any shares of our Class A Common Stock. The business, financial condition, results of operations and prospectus may have changed since that date. You should rely only on the information contained in this prospectus supplement or the accompanying prospectus. See “Where You Can Find Additional Information” in the accompanying prospectus.

This prospectus supplement is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described under “Where You Can Find Additional Information” in the accompanying prospectus.

The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, as applicable, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, as well as the documents incorporated by reference herein and therein and the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus, before investing in our Class A Common Stock.

On July 2, 2021 (the “Closing Date”), Alight Holding Company, LLC (the “Predecessor” or “Alight Holdings”) completed a business combination (the “Business Combination”) with a special purpose acquisition

S-ii

company. On the Closing Date, pursuant to the Business Combination Agreement, the special purpose acquisition company became a wholly owned subsidiary of Alight, Inc. (“Alight”, “the Company”, “we” “us” “our” or the “Successor”). As of June 30, 2023, Alight owned 92% of the economic interest in the Predecessor, had 100% of the voting power and controlled the management of the Predecessor. The non-voting ownership percentage held by noncontrolling interest was approximately 8% as of June 30, 2023.

S-iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include, but are not limited to, statements that relate to expectations regarding future financial performance, and business strategies or expectations for our business. Forward-looking statements can often be identified by the use of words such as “anticipate,” “appear,” “approximate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would” or similar expressions or the negative thereof.

These forward-looking statements are based on information available as of the date of this prospectus, and the Company’s management’s current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside the control of the Company and its directors, officers and affiliates, including but not limited to those described from time to time in our reports filed or furnished with the SEC, and in particular those factors set forth in the section entitled “Risk Factors” in our annual and quarterly reports filed with the SEC. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date. The Company does not undertake any obligation to update, add or otherwise correct any forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. Investors are urged to consider carefully the disclosure in our filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain significant aspects of our business and is a summary of information contained elsewhere in the prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein. This summary is not complete and does not contain all of the information that you should consider before making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, any free writing prospectus that we have authorized for use in connection with this offering and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, especially the risks of investing in our common stock discussed under the heading “Risk Factors,” “Cautionary Statement Regarding Forward Looking Statements,” and the consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. The definition of some of the terms used in this prospectus supplement and the accompanying prospectus are set forth under the section “Selected Definitions” in the accompanying prospectus.

Our Business

Alight is defining the future of employee wellbeing through the power of our integrated health, wealth, wellbeing and payroll solutions powered by Alight Worklife®. Alight Worklife® is a high-tech employee engagement platform with a human touch—that brings together our mission-critical wellbeing solutions to our clients to drive better outcomes for organizations and individuals.

Against the current macro environment, both employers and employees face considerable challenges that impact their ability to succeed and thrive now and in the future. Employees are shouldering more and more responsibility for healthcare costs, while struggling with short-and-long-term financial needs in an inflationary environment, among other daily challenges. These trends have driven the need for integrated, personalized tools to help employees make more informed decisions around all aspects of their health, finances and wellbeing. For their part, employers are facing increasing cost pressures, ever-changing workforce regulations and evolving dynamics across the employer/employee relationship, driving the need for flexibility, engagement and effective solutions for compliance. We believe Alight is uniquely positioned between the employer and employee to address these factors and drive better outcomes for both.

We aim to be the pre-eminent employee experience partner by providing personalized experiences that help employees make the best decisions for themselves and their families about their health, wealth and wellbeing. At the same time, we help employers tackle their biggest people and business challenges by helping them understand prevalence, trends and risks to generate better outcomes for the future and realize a return on their people investment. Our data, analytics and Artificial Intelligence (“AI”) allow us to deliver actionable insights that drive measurable outcomes for companies and their people. We provide solutions to manage health and retirement benefits, tools for payroll and HR management, as well as solutions to manage the workforce from the cloud. Our solutions include:

Employer Solutions: driven by our digital, software and AI-led capabilities powered by the Alight Worklife® platform and spanning total employee wellbeing, including integrated benefits administration, healthcare navigation, financial wellbeing, leave of absence management, retiree healthcare and payroll. We leverage data across all interactions and activities to improve the employee experience, reduce operational costs and better inform management processes and decision-making. Our clients’ employees benefit from an integrated platform and user experience, coupled with a full-service client care center, helping them manage the full life cycle of their health, wealth and careers.

Professional Services: includes our project-based cloud deployment and consulting offerings that provide expertise with both human capital and financial platforms. Specifically, this includes cloud advisory and deployment, and optimization services for cloud platforms such as Workday, SAP SuccessFactors, Oracle, and Cornerstone OnDemand.

We deliver our solutions through a set of proprietary and partner technologies, a well-developed network of providers and a structured approach to instill and sustain enterprise-wide practices of excellence. Our solutions are supported through a secure and scalable cloud infrastructure, together with our core benefits processing platforms and consumer engagement tools and integrated with over 350 external platforms and partners. Our data and access across the breadth of human capital solutions provides us with comprehensive employee records to enable AI-driven, omnichannel engagement and a personalized, integrated experience for our clients’ employees. Through the use of predictive analytics and omnichannel engagement, Alight is able to tailor an employee experience that is unique to each individual’s needs and circumstance.

We generate primarily all of our revenue, which is highly recurring, from fees for services provided from contracts across all solutions, which is primarily based on a contracted fee charged per participant per period (e.g., monthly or annually, as applicable). Our contracts typically have three to five-year terms for ongoing services with mutual renewal options. The majority of our revenue is recognized over time when control of the promised services is transferred, and the customers simultaneously receive and consume the benefits of our services. Payment terms are consistent with industry practice.

We use annual revenue retention rates as some of the measures to manage our business. We calculate annual revenue retention by identifying the clients from whom we generate revenue in the prior year and determining what percentage of that revenue is generated from those same clients for the same solutions in the subsequent year.

Share Repurchase

On August 1, 2022, the Company Board authorized a share repurchase program (the “Program”), under which the Company may repurchase up to $100 million of issued and outstanding shares of the Company’s Class A Common Stock, from time to time, depending on market conditions and alternate uses of capital. As of June 30, 2023, there remained approximately $74 million of authorized availability under the repurchase program.

In connection with this offering, we have agreed to repurchase from certain selling stockholders, in privately negotiated transactions, an aggregate of $10 million of shares of our Class A Common Stock, at a price equal to the price per share at which the underwriters will purchase shares of our Class A Common Stock from the selling stockholders in this offering. This offering is not conditioned upon the completion of the Share Repurchase, but the Share Repurchase is conditioned upon the completion of this offering. The Share Repurchase has been unanimously approved by the Company Board.

We intend to fund the Share Repurchase with cash on hand and other available sources of liquidity. The description of, and the other information in this prospectus supplement regarding, the Share Repurchase are included in this prospectus supplement for informational purposes only. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any of the shares of Class A Common Stock that we repurchase.

Corporate Information

Alight, Inc. is a Delaware corporation. Our principal executive offices are located at 4 Overlook Point, Lincolnshire, IL 60069, and our telephone number is (224) 737-7000. Our principal website address is https://www.alight.com. Information contained in, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus.

The Offering

The summary below describes the principal terms of this offering. The “Description of Securities” section in the accompanying prospectus contains a more detailed description of the Class A Common Stock. Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page S-5 of this prospectus supplement as well as in the accompanying prospectus and the documents incorporated by reference herein and therein.

Shares of Class A Common Stock offered by us	We are not selling any Class A Common Stock in this offering.

Shares of Class A Common Stock offered by the selling stockholders	22,500,000 shares (or 25,875,000 shares if the underwriters exercise their option to purchase additional shares in full).

Shares of Class A Common Stock to be outstanding immediately after this offering and the Share Repurchase (based on number of shares of Class A Common Stock outstanding as of August 16, 2023)	We will have 497,158,816 shares of Class A Common Stock issued and outstanding (or 497,158,816 shares if the underwriters exercise their option to purchase additional shares in full) immediately after the completion of this offering (including the Share Repurchase and any exchange of Class A common units (“Class A Units”)).

Option to purchase additional shares of Class A Common Stock	The selling stockholders have granted the underwriters the option to purchase up to an additional 3,375,000 shares of Class A Common Stock within 30 days from the date of this prospectus supplement from the selling stockholders at the public offering price, less the underwriting discount and commissions. We will not receive any proceeds from the sale of shares by the selling stockholders as a result of the underwriters’ option to purchase additional shares.

Use of Proceeds	The selling stockholders will receive all of the net proceeds from the sale of Class A Common Stock offered under this prospectus supplement. Accordingly, we will not receive any proceeds from the sale of the Class A Common Stock to be offered by the selling stockholders, including pursuant to the underwriters’ exercise of their option to purchase additional shares. While we have agreed to pay certain offering expenses for the selling stockholders incurred in connection with this offering, the selling stockholders will bear all commissions and discounts, if any, from the sale of our Class A Common Stock pursuant to this prospectus supplement. See “Use of Proceeds” and “Underwriting.”

Share Repurchase	In connection with this offering, we have agreed to repurchase from certain selling stockholders, in privately negotiated transactions, an aggregate of $10 million of shares of our Class A Common Stock, at a price equal to the price per share at which the underwriters will purchase shares of our Class A Common Stock from the selling stockholders in this offering. This offering is not conditioned upon the completion of the Share Repurchase, but the Share Repurchase is conditioned upon the completion of this offering. The Share Repurchase has been unanimously approved by the Company Board.

Lock-up Agreements	Each of our officers and directors, the selling stockholders and certain of our significant stockholders of our Class A Common Stock have entered into a lock-up agreement with the underwriters, which prohibits them from selling their shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for our Class A Common Stock (other than in this offering) for a period ending at the close of business 60 days from the date of pricing of this offering. See “Underwriting” for more information on these agreements.

As of the date of this prospectus supplement, other than the lockup agreements described under “Underwriting” of this prospectus supplement, no shares of Class A Common Stock were subject to a lock-up.

NYSE Ticker Symbol for our Class A Common Stock	“ALIT”

Unless otherwise indicated, all information in this prospectus supplement assumes that the underwriters do not exercise their option to purchase from the selling stockholders up to 3,375,000 additional shares of Class A Common Stock.

RISK FACTORS

Investing in our Class A Common Stock involves risks and uncertainties. Prior to making a decision about investing in our Class A Common Stock, you should carefully consider each of the risk factors as described below and as discussed under the heading “Risk Factors” in the accompanying prospectus, including “Cautionary Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes thereto included elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference. Any of these risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition, results of operations or prospects. If any of these risks actually occurs, our business, results of operations, financial condition, liquidity and cash flows could suffer. In that case, the trading price of our shares of Class A Common Stock could decline, and you could lose all or a part of your investment.

Risks Related to the Offering

The underwriters of this offering may waive or release parties to the lock-up agreements entered into in connection with this offering, which could adversely affect the price of our Class A Common Stock.

We, all of our directors and executive officers, the selling stockholders and certain of our significant stockholders of our Class A Common Stock have entered or will enter into lock-up agreements pursuant to which we and they will be subject to certain restrictions with respect to the sale or other disposition of our Class A Common Stock or any securities convertible into or exercisable or exchangeable for our Class A Common Stock for a period ending at the close of business 60 days following the date of this prospectus supplement. J.P. Morgan Securities LLC, BofA Securities, Inc. and Morgan Stanley & Co. LLC, as the representatives of the underwriters, at any time and without notice, may release all or any portion of the Class A Common Stock subject to the foregoing lock-up agreements. See “Underwriting” for more information on these agreements. If the restrictions under the lock-up agreements are waived, then the Class A Common Stock, subject to compliance with the Securities Act or exceptions therefrom, will be available for sale into the public markets, which could cause the market price of our Class A Common Stock to decline and impair our ability to raise capital. Sales of a substantial number of shares upon expiration of the lockup agreements, the perception that such sales may occur, or early release of these agreements, could cause our market price to fall or make it more difficult for you to sell your Class A Common Stock at a time and price that you deem appropriate.

USE OF PROCEEDS

All of the securities offered by the selling stockholders pursuant to this prospectus supplement will be sold by the selling stockholders for its own account. We will not receive any of the proceeds from these sales, including pursuant to the underwriters’ exercise of their option to purchase additional shares. While we have agreed to pay certain offering expenses for the selling stockholders incurred in connection with this offering, the selling stockholders will bear all commissions and discounts, if any, from the sale of our Class A Common Stock pursuant to this prospectus supplement. See “Underwriting.”

SELLING STOCKHOLDERS

The table below sets forth, as of August 16, 2023, the following information regarding the selling stockholders:

•	the number and percentage of total outstanding shares of Class A Common Stock beneficially owned by each of the selling stockholders prior to the offering and the Share Repurchase;

•

the number of shares of Class A Common Stock to be offered by the selling stockholders in this offering (excluding the maximum number of shares subject to the underwriters’ option to purchase 3,375,000 additional shares of Class A Common Stock in full and the Share Repurchase);

•

the number and percentage of total outstanding shares of Class A Common Stock to be beneficially owned by the selling stockholders after completion of the offering and the Share Repurchase (excluding the maximum number of shares subject to the underwriter’s option to purchase 3,375,000 additional shares of Class A Common Stock in full);

•

the number of shares of Class A Common Stock to be offered by the selling stockholders in this offering assuming the exercise of the underwriters’ option to purchase 3,375,000 additional shares of Class A Common Stock in full (excluding the Share Repurchase); and

•

the number and percentage of the total outstanding shares of Class A Common Stock to be beneficially owned by the selling stockholders after completion of the offering and the Share Repurchase, assuming the exercise of the underwriter’s option to purchase 3,375,000 additional shares of Class A Common Stock in full.

This offering is not conditioned upon the completion of the Share Repurchase, but the Share Repurchase is conditioned upon the completion of this offering. The percentage of Class A Common Stock beneficially owned immediately prior to or after the completion of this offering and the Share Repurchase is based on 497,158,816 shares of Class A Common Stock outstanding as of August 16, 2023.

	Beneficial Ownership Before the Offering and the Share Repurchase		Shares to be Sold in the Offering (Assuming No Exercise of the Underwriters’ Option)		Beneficial Ownership After the Offering and the Share Repurchase (Assuming No Exercise of the Underwriters’ Option)(4)		Shares to be Sold in the Offering (Assuming Full Exercise of the Underwriters’ Option)		Beneficial Ownership After the Offering and the Share Repurchase (Assuming Full Exercise of the Underwriters’ Option)(4)
Name of Selling Stockholder	Shares of Class A Common Stock	%	Shares of Class A Common Stock	%(4)	Shares of Class A Common Stock	%	Shares of Class A Common Stock	%(4)	Shares of Class A Common Stock	%
Blackstone Inc.(1)	31,271,617	6.3%	13,928,840	2.8%	23,909,056	4.8%	16,018,166	3.2%	22,862,935	4.5%
Platinum Falcon B 2018 RSC Ltd.(2)	19,216,283	3.9%	4,285,580	0.8%	14,692,018	2.9%	4,928,417	1.0%	14,049,181	2.8%
Jasmine Ventures Pte. Ltd.(3)	19,216,283	3.9%	4,285,580	0.8%	14,692,018	2.9%	4,928,417	1.0%	14,049,181	2.8%

(1)	Consists of 31,214,589 shares of Class A Common Stock held by BX Tempo ML Holdco 1 L.P. and 57,028 shares of Class A Common Stock held by BX Tempo ML Holdco 2 L.P.

In calculating the numbers and percentages of shares of Class A Common Stock after the offering and to be sold by Blackstone in the offering, we treated as outstanding the number of shares of our Class A Common Stock expected to be issued at closing upon exchange of 6,954,701 of its Class A Units assuming no exercise of the underwriters’ option and of 7,997,906 of its Class A Units assuming full exercise of the underwriters’ option, as applicable, and did not assume the exercise or exchange of any other selling holder’s units. Otherwise, the beneficial ownership of Blackstone reflected in this table does not include

31,184,461 Class A Units which are exchangeable, together with an equal number of shares of Class V common stock, for an equal number of shares of Class A Common Stock.

The general partner of BX Tempo ML Holdco 1 L.P. is BX Tempo ML Holdco 1 GP L.L.C. Blackstone Capital Partners VII (IPO) NQ L.P. and Blackstone Capital Partners VII.2 (IPO) NQ L.P. are the members of BX Tempo ML Holdco 1 GP L.L.C. The general partner of BX Tempo ML Holdco 2 L.P. is BX Tempo ML Holdco 2 GP L.L.C. Blackstone Capital Partners VII NQ L.P., BCP VII SBS Holdings L.L.C., Blackstone Family Investment Partnership VII—ESC NQ L.P. and BTAS NQ Holdings L.L.C. are the members of BX Tempo ML Holdco 2 GP L.L.C.

The general partner of each of Blackstone Capital Partners VII NQ L.P., Blackstone Capital Partners VII (IPO) NQ L.P. and Blackstone Capital Partners VII.2 (IPO) NQ L.P., is Blackstone Management Associates VII NQ L.L.C., the sole member of which is BMA VII NQ L.L.C., the managing member of which is Blackstone Holdings II L.P.

The sole member of BCP VII SBS Holdings L.L.C. is Blackstone Side-by-Side Umbrella Partnership L.P., the general partner of which is Blackstone Side-by-Side Umbrella GP L.L.C., the sole member of which is Blackstone Holdings III L.P., the general partner of which is Blackstone Holdings III GP L.P., the general partner of which is Blackstone Holdings III GP Management L.L.C.

The general partner of Blackstone Family Investment Partnership VII – ESC NQ L.P. is BCP VII Side-by-Side GP NQ L.L.C., the sole member of which is Blackstone Holdings II L.P.

The managing member of BTAS NQ Holdings L.L.C. is BTAS Associates-NQ L.L.C., the managing member of which is Blackstone Holdings II L.P.

The general partner of Blackstone Holdings II L.P. is Blackstone Holdings I/II GP L.L.C. Blackstone Inc. is the sole member of each of Blackstone Holdings I/II GP L.L.C. and Blackstone Holdings III GP Management L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Series II Preferred Stock of Blackstone Inc. Blackstone Group Management L.L.C. is wholly-owned by Blackstone Inc.’s senior managing directors and controlled by its founder, Stephen A. Schwarzman.

(2)

The securities are directly held by Platinum Falcon B 2018 RSC Limited (“Platinum Falcon”), a restricted scope company incorporated in the Abu Dhabi Global Market and a wholly owned subsidiary of the Abu Dhabi Investment Authority (“ADIA”), a public institution established under the laws of the Emirate of Abu Dhabi. By reason of its ownership of Platinum Falcon and pursuant to the rules and regulations of the SEC, ADIA may also be deemed to share investment and voting power over and, therefore, beneficial ownership of, the shares of Class A Common Stock held directly by Platinum Falcon. The address for ADIA is 211 Corniche Street, P.O. Box 3600, Abu Dhabi, United Arab Emirates and the address for Platinum Falcon B 2018 RSC Limited is Level 26, Al Khatem Tower, Abu Dhabi Global Market Square, Al Maryah Island, Abu Dhabi, United Arab Emirates.

(3)

Jasmine Ventures Pte. Ltd. shares the power to vote and the power to dispose of the Class A Common Stock with GIC Special Investments Pte. Ltd., or GIC SI, and GIC Private Limited both of which are private limited companies incorporated in Singapore. GIC SI is wholly owned by GIC Private Limited and is the private equity investment arm of GIC Private Limited. GIC Private Limited is wholly owned by the Government of Singapore and was set up with the sole purpose of managing Singapore’s foreign reserves. The Government of Singapore disclaims beneficial ownership of these securities. The principal business address for Jasmine Ventures Pte. Ltd. is 168 Robinson Road, #37-01 Capital Tower, Singapore 068912.

(4)

Reflects (i) our purchase of an aggregate 1,253,133 shares of Class A Common Stock from the selling stockholders in the Share Repurchase and (ii) the exchange by certain selling stockholders of an aggregate of 7,342,042 Class A Units for shares of Class A Common Stock on a one-for-one basis in connection with this offering and the Share Repurchase assuming no exercise of the underwriters’ option in full (and 8,385,247 Class A Units for shares of Class A Common Stock on a one-for-one basis assuming full exercise of the underwriters’ option).

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax considerations applicable to non-U.S. holders (as defined herein) with respect to the purchase, ownership and disposition of shares of Class A Common Stock acquired pursuant to this offering. All prospective non-U.S. holders of shares of Class A Common Stock are urged to consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of such shares of Class A Common Stock. In general, a non-U.S. holder means a beneficial owner of shares of Class A Common Stock (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more United States persons (within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”)) have the authority to control all of the trust’s substantial decisions or (ii) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

This discussion is based on current provisions of the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service (the “IRS”) and judicial decisions, all as in effect as of the date of this prospectus supplement. These authorities are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus supplement.

We assume in this discussion that a non-U.S. holder holds shares of Class A Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any non-income tax consequences, such as estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxation. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, including, but not limited to, corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, brokers, dealers or traders in securities, commodities or currencies, tax-qualified retirement plans (including individual retirement accounts), “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code, entities in which all of the interests of which are held by qualified foreign pension funds or U.S. expatriates and former long-term residents of the United States, persons subject to the Medicare contribution tax on net investment income or the alternative minimum tax, holders that are subject to the special tax accounting rules of Section 451(b) of the Code, persons who hold or receive shares of Class A Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, holders holding shares of Class A Common Stock as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, persons deemed to sell shares of Class A Common Stock under the constructive sale provisions of the Code, controlled foreign corporations, passive foreign investment companies and certain former U.S. citizens or long-term residents.

In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold Class A Common Stock through such partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of Class A Common Stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Such partners and partnerships are urged to consult their tax advisors regarding the tax consequences of the purchase, ownership and disposition of such shares of Class A Common Stock.

There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a non-U.S. holder of the purchase, ownership or disposition of shares of Class A Common Stock.

THIS DISCUSSION IS NOT TAX ADVICE AND IS FOR GENERAL INFORMATION ONLY. IT IS NOT A COMPLETE DESCRIPTION OF THE TAX CONSEQUENCES APPLICABLE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CLASS A COMMON STOCK.

Distributions on Class A Common Stock

We have no current plans to pay cash dividends on shares of Class A Common Stock in the future. If we do make distributions of cash or property on shares of Class A Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to its adjusted tax basis in the shares of Class A Common Stock, but not below zero. Any remaining excess will be treated as capital gain from the sale or exchange of such common stock, and will be treated as described below in “— Gain on Sale, Exchange or Other Disposition of shares of Class A Common Stock.” Any such distribution will also be subject to the discussion below regarding effectively connected income, backup withholding and FATCA withholding.

Dividends paid to a non-U.S. holder will generally be subject to withholding of U.S. federal income tax at a 30% rate of the gross amount of dividends or such lower rate as may be specified by an applicable income tax treaty between the United States and its country of residence.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if required by an applicable income tax treaty, are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the U.S. federal withholding tax described above if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected dividends, net of specified deductions and credits, will be taxed at the same regular U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected earnings and profits of a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence.

To claim a reduction or exemption from withholding, a non-U.S. holder of shares of Class A Common Stock generally will be required to provide (i) a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form), as applicable, and satisfy applicable certification and other requirements to claim the benefit of an applicable income tax treaty between the United States. and such holder’s country of residence, or (ii) a properly executed IRS Form W-8ECI stating that dividends are not subject to withholding because they are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States.

A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Gain on Sale, Exchange or Other Disposition of Class A Common Stock

Subject to the discussion below regarding backup withholding and FATCA withholding, in general, a non-U.S. holder will not be subject to any U.S. federal income tax on any gain realized upon such holder’s sale, exchange or other disposition of shares of Class A Common Stock unless:

The gain is effectively connected with a U.S. trade or business of the non-U.S. holder and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained in the United States by such non-U.S. holder, in which case the non-U.S. holder generally will be taxed at the regular U.S. federal income tax rates applicable to U.S. persons (as defined in the Code) and be required to file a U.S. federal income tax return. If the non-U.S. holder is treated as a foreign corporation for U.S. federal income tax purposes, the branch profits tax described above in “— Distributions on Class A Common Stock” also may apply;

The non-U.S. holder is an individual who is treated as present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a flat 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States); or

Class A Common Stock constitutes a “United States real property interest” (as defined in the Code) because we are, or have been, at any time during the five-year period ending on the date of such disposition (or the non-U.S. holder’s holding period of Class A Common Stock, if shorter) a “United States real property holding corporation” (as defined in the Code) for U.S. federal income tax purposes. Generally, a corporation is a United States real property holding corporation only if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a United States real property holding corporation, or that we are likely to become one in the future. Even if we are or become a United States real property holding corporation, provided that Class A Common Stock is regularly traded, as defined by applicable U.S. Treasury Regulations, on an established securities market during the calendar year in which the disposition occurs, only a non-U.S. holder that holds more than 5% of our outstanding common stock, directly or indirectly, actually or constructively, during the shorter of the five-year period ending on the date of the disposition or the period that the non-U.S. holder held Class A Common Stock will be subject to U.S. federal income tax on the disposition of Class A Common Stock. In such case, such non-U.S. holder generally will be taxed on its net gain derived from the disposition at the regular U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). No assurance can be provided that Class A Common Stock will continue to be regularly traded on an established securities market for purposes of the rules described above.

Information Reporting and Backup Withholding

Information returns are required to be filed with the IRS in connection with any distributions on Class A Common Stock paid to a non-U.S. holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. These information reporting requirements apply even if no withholding was required because the dividends were effectively connected with the holder’s conduct of a U.S. trade or business, or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. A non-U.S. holder will have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in the Code) in order to avoid backup withholding at the applicable rate (currently 24%) with respect to dividends on Class A Common Stock. A non-U.S. holder generally will not be subject to U.S. backup withholding with respect to payments of dividends on Class A Common Stock if such holder establishes an exemption by certifying its non-U.S. status by providing a valid IRS Form W-8BEN or W-8BEN-E (or other applicable or successor form), provided we do not have actual knowledge or reason to know that such non-U.S. holder is a United States person (as defined in the Code).

Information reporting and backup withholding will generally apply to the proceeds of a disposition of Class A Common Stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder establishes an exemption by certifying his, her or its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders are urged to consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund from the IRS, provided that the required information is timely furnished to the IRS.

FATCA Withholding

Sections 1471 through 1474 of the Code, and the U.S. Treasury Regulations and other administrative guidance issued thereunder, commonly referred to as “FATCA,” generally impose a U.S. federal withholding tax of 30% on dividends on, and, subject to the proposed U.S. Treasury Regulations discussed below, the gross proceeds from a sale or other disposition of stock in a U.S. corporation paid to (i) a “foreign financial institution” (as defined in the Code), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities certain information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise qualifies for an exemption from these rules, or (ii) a “non-financial foreign entity” (as defined in the Code), unless such entity provides the withholding agent with either a certification that it does not have any direct or indirect “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying, and information regarding, such substantial United States owners, or otherwise qualifies for an exemption from these rules. An intergovernmental agreement between the U.S. and the non-U.S. holder’s country of residence may modify the requirements described in this paragraph.

Proposed U.S. Treasury Regulations would eliminate possible FATCA withholding on the gross proceeds from a sale or other disposition of Class A Common Stock, and may be relied upon by taxpayers until final regulations are issued.

Prospective investors are urged to consult with their tax advisors regarding the implications of FATCA to their particular circumstances.

UNDERWRITING

The selling stockholders are offering the shares of Class A Common Stock described in this prospectus supplement through a number of underwriters as set forth in the following table (collectively, the “underwriters”). J.P. Morgan Securities LLC, BofA Securities, Inc. and Morgan Stanley & Co. LLC are acting as representatives of the several underwriters (in such capacity, the “representatives”). Subject to the terms and conditions set forth in an underwriting agreement among us, the selling stockholders and the underwriters, the selling stockholders have agreed to sell to the underwriters and the underwriters have agreed to purchase from the selling stockholders, the number of shares indicated in the following table at a price of $7.98 per share, which will result in $179,550,000 of proceeds to the selling stockholders before expenses. The underwriters propose to offer the shares of Class A common stock from time to time for sale in one or more transactions on the New York Stock Exchange, in the over the counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. In connection with the sale of the shares of Class A Common Stock, offered hereby, the underwriters may be deemed to have received compensation in the form of underwriting discounts. The underwriters may effect such transactions by selling shares of Class A Common Stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of Class A Common Stock for whom they may act as agents or to whom they may sell as principal.

Underwriter	Number of shares
J.P. Morgan Securities LLC	13,500,000
BofA Securities, Inc.	6,750,000
Morgan Stanley & Co. LLC	2,250,000

Total	22,500,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares of the Class A Common Stock sold under the underwriting agreement if any of these shares are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

We and the selling stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares of Class A Common Stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The offering of the shares of Class A Common Stock by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

The underwriters have an option, exercisable for 30 days after the date of this prospectus supplement, to buy up to 3,375,000 additional shares of Class A Common Stock from the selling stockholders, at the public offering price, less the underwriting discount. If any shares of Class A Common Stock are purchased with this option to purchase additional shares, the underwriters will purchase shares of Class A Common Stock in approximately the same proportion as shown in the table above. If any additional shares of Class A Common Stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Expenses

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses (including reasonable fees and expenses of one legal counsel of the selling stockholders), but excluding the underwriting discounts and commissions, will be approximately $400,000, and are payable by us. We have agreed to reimburse the underwriters for expenses relating to clearance of this offering with FINRA up to $40,000.

No Sales of Similar Securities

We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to, any shares of our Class A Common Stock, or securities convertible into or exchangeable or exercisable for any shares of our Class A Common Stock, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any shares of Class A Common Stock or any such other securities (regardless of whether any of these transactions in clauses (i) and (ii) above are to be settled by the delivery of shares of Class A Common Stock or such other securities, in cash or otherwise), in each case, without the prior written consent of J.P. Morgan Securities LLC, BofA Securities, Inc. and Morgan Stanley & Co. LLC for a period of 60 days after the date of this prospectus supplement, other than the shares of our Class A Common Stock to be sold hereunder.

Our directors and executive officers, the selling stockholders and certain of our significant stockholders of our Class A Common Stock have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period ending at the close of business 60 days after the date of this prospectus supplement, (such period, the “Restricted Period”), may not, without the prior written consent of J.P. Morgan Securities LLC, BofA Securities, Inc. and Morgan Stanley & Co. LLC (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our Class A Common Stock, or any securities convertible into or exercisable or exchangeable for our Class A Common Stock (including, without limitation, Class A Common Stock or such other securities which may be deemed to be beneficially owned by such directors, executive officers, managers and members in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Class A Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, (3) take any action that shall require the Company to file with the SEC a registration statement under the Securities Act relating to the Class A Common Stock or such other securities during the Restricted Period; provided that, the Company may make a confidential or non-public submission with the SEC of a registration statement under the Securities Act relating to Class A Common Stock or such other securities during the Restricted Period, so long as such confidential or non-public submission shall not become a publicly available registration statement during the Restricted Period, or (4) publicly disclose the intention to do any of the foregoing. This lock-up provision applies to Class A Common Stock and to securities convertible into or exchangeable or exercisable for or repayable with Class A Common Stock. It also applies to Class A Common Stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. Subject to certain conditions, the restrictions described in the paragraph above relating to our directors, officers and the selling stockholders and certain of our significant stockholders of our Class A Common Stock do not apply to, among other things:

•	transfers of Class A Common Stock or any security convertible into or exercisable or exchangeable for Class A Common Stock by will or intestacy;

•	transfers of Class A Common Stock or any security convertible into or exercisable or exchangeable for Class A Common Stock as a bona fide gift or gifts;

•	distributions of Class A Common Stock or securities convertible into or exercisable or exchangeable for Class A Common Stock to stockholders, partners or members of the security holder;

•	in connection with the exchange of Alight Holdings units for shares of Class A Common Stock;

•

transfers of Class A Common Stock or securities convertible into or exercisable or exchangeable for Class A Common Stock to immediate family of the security holder or to a trust, corporation, partnership, limited liability company or other entity that controls or is controlled by, or is under common control with, the security holder, or is wholly owned by the security holder and/or by members of the security holder’s immediate family;

•

the transfer of Class A Common Stock to the Company or Alight Holdings, pursuant to the “cashless” exercise at expiration of options granted pursuant to any employee equity incentive plan referred to herein;

•

transfers of Class A Common Stock to the Company or Alight Holdings in respect of tax withholding payments due upon the exercise at expiration of options or the vesting of restricted stock grants pursuant to any employee equity incentive plan referred to herein;

•	the entry into a trading plan established in accordance with Rule 10b5-1 under the Exchange Act; and

•	the Share Repurchase.

Subject to certain conditions, the restrictions described in the paragraph above relating to Sponsor Investors and Legacy Investors do not apply to (i) the transfer of Class A Common Stock and/or Alight Holdings units to charitable organization transferees or recipients in an aggregate amount, together with any such transfers pursuant to any substantially similar lock-up agreement with the representatives, not to exceed 1.00% of the outstanding shares of Class A Common Stock and (ii) the pledge, hypothecation or other granting of a security interest in Class A Common Stock or securities convertible into or exchangeable for shares of Class A Common Stock to one or more lending institutions as collateral or security for any loan, advance or extension of credit and any transfer upon foreclosure upon such Class A Common Stock or such securities. The Sponsor Investors and Legacy Investors may pledge their shares to their brokers under margin loans. If the Sponsor Investors or Legacy Investors default on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

The shares of our Class A Common Stock are listed under NYSE under the symbol “ALIT.”

Price Stabilization, Short Positions

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our Class A Common Stock. However, the representatives may engage in transactions that stabilize the price of the Class A Common Stock, such as bids or purchases to peg, fix or maintain that price.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of Class A Common Stock in the open market for the purpose of preventing or retarding a decline in the market price of the Class A Common Stock while this offering is in progress. These stabilizing transactions may include making short sales of the Class A Common Stock, which involves the sale by the underwriters of a greater number of shares of Class A Common Stock than they are required to purchase in this offering, and purchasing shares of Class A Common Stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A Common Stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Class A Common Stock or preventing or retarding a decline in the market price of our Class A Common Stock. As a result, the price of the Class A Common Stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Class A Common Stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Extended settlement

We expect that delivery of the Class A Common Stock offered hereby will be made against payment thereof on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the third business day following the date of pricing of the Class A Common Stock (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the second business day before delivery of the Class A Common Stock will be required, by virtue of the fact that the Class A Common Stock initially will settle in T+3, to specify alternative settlement arrangements to prevent a failed settlement.

Other Relationships

Certain of the underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerages and other financial and non-financial activities and services. Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions for these transactions.

In addition, from time to time, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

General

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares of Class A Common Stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of Class A Common Stock without disclosure to investors under Chapter 6D of the Corporations Act.

The shares of Class A Common Stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of Class A Common Stock must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares of Class A Common Stock to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of Class A Common Stock offered should conduct their own due diligence on the shares of Class A Common Stock. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Member State”), no shares of Class A Common Stock have been offered or will be offered pursuant to this offering to the public in that Member State prior to the publication of a prospectus in relation to the shares of Class A Common Stock which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of shares of Class A Common Stock may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

(a) to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares of Class A Common Stock shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares of Class A Common Stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation.

In the case of any shares of Class A Common Stock being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of Class A Common Stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of Class A Common Stock to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to shares of Class A Common Stock in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of Class A Common Stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of Class A Common Stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

Notice to Prospective Investors in the United Kingdom

In relation to the United Kingdom, no shares of Class A Common Stock have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares of Class A Common Stock that has been approved by the Financial Conduct Authority in the UK in accordance with the UK Prospectus Regulation and the Financial Services and Markets Act 2000 (“FSMA”), except that offers of shares of Class A Common Stock may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation and the FSMA:

(a) to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c) in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of shares of Class A Common Stock shall require us or any of the underwriters to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. Each person in the United Kingdom who acquires any shares of Class A Common Stock in the offering or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and the underwriters that it is a qualified investor within the meaning of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of Class A Common Stock in any relevant state means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of Class A Common Stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of Class A Common Stock, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

We have not authorized and do not authorize the making of any offer of shares of Class A Common Stock through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the shares of Class A Common Stock as contemplated in this prospectus. Accordingly, no purchaser of the shares of Class A Common Stock, other than the underwriters, is authorized to make any further offer of the shares of Class A Common Stock on behalf of us or the underwriters.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to this offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) (1) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA; (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(i) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii) where no consideration is or will be given for the transfer;

(iii) where the transfer is by operation of law;

(iv) as specified in Section 276(7) of the SFA; or

(v) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification-In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer to sell shares, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Japan

The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

LEGAL MATTERS

Kirkland & Ellis LLP, New York, New York, has passed upon the validity of the Class A Common Stock covered by this prospectus supplement and legal matters in connection with this offering. Davis Polk & Wardwell LLP, New York, New York, advised the underwriters in this offering.

EXPERTS

The consolidated financial statements of Alight, Inc. appearing in Alight, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2022, and the effectiveness of Alight, Inc.’s internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which conclude, among other things, that Alight, Inc. did not maintain effective internal control over financial reporting as of December 31, 2022, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission “(2013 framework)”, because of the effects of the material weakness described therein, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

CHANGE IN AUDITOR

On the Closing Date, the Audit Committee of the Company Board approved the appointment of Ernst & Young LLP (“EY”) as Alight’s independent registered public accounting firm to audit Alight’s consolidated financial statements for the year ended December 31, 2021. EY served as the independent registered public accounting firm of Alight Holdings prior to the Business Combination. Accordingly, WithumSmith+Brown, PC (“Withum”), the independent registered public accounting firm of FTAC, was informed on the Closing Date that it would be replaced by EY as Alight’s independent registered public accounting firm following its completion of FTAC’s review of the quarter ended June 30, 2021, which consists only of the accounts of the pre Business Combination special purpose acquisition company, FTAC.

The reports of Withum on FTAC’s balance sheet as of December 31, 2020, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from March 26, 2020 (inception) through December 31, 2020, and the related notes did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.

During the period from March 26, 2020 (inception) through December 31, 2020 and the subsequent interim period through the date of Withum’s dismissal, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act) between FTAC and Withum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum would have caused it to make reference to the subject matter of the disagreements in its reports on FTAC’s financial statements for such periods.

During the period from March 26, 2020 (inception) through December 31, 2020 and the subsequent interim period through the date of Withum’s dismissal, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

Alight has provided Withum with a copy of the foregoing disclosures and has requested that Withum furnish Alight with a letter addressed to the SEC stating whether it agrees with the statements made by Alight set forth above. A copy of Withum’s letter, dated July 9, 2021, was filed as Exhibit 16.1 to the registration statement of which the accompanying prospectus forms a part.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on under the Securities Act with respect to the shares of Class A common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company, its Class A common stock and warrants, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document filed by us with the SEC at the SEC’s public reference section, 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the public reference section can be obtained by calling 1-800-SEC-0330. The SEC also maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information about issuers that file electronically with the SEC. We also maintain a website at https://alight.com/, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended. The accompanying prospectus is part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement and the accompanying prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. This prospectus supplement and the accompanying prospectus incorporate by reference the documents and reports, or portions thereof, listed below (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on March 1, 2023 (our “Annual Report”);

•

Those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 5, 2023, that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2022;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, filed with the SEC on May 9, 2023 and August 2, 2023, respectively (our “Quarterly Reports”); and

•	The description of our registered securities filed as an exhibit to our Annual Report.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)- (3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein) after the date of this prospectus supplement and prior to the completion of the offering of all securities covered by this prospectus supplement and the accompanying prospectus. The information contained in any such document will be considered part of this prospectus supplement and the accompanying prospectus from the date the document is filed with the SEC.

Our filings with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, are available free of charge on our website at investor.alight.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement and the accompanying prospectus. Copies of all documents incorporated by reference in this prospectus supplement and the accompanying prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement and the accompanying prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement and the accompanying prospectus on the written or oral request of that person made to:

Alight, Inc.

4 Overlook Point

Lincolnshire, IL 60069

(224) 737-7000

Attention: Investor Relations

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompany prospectus or any free writing prospectuses we have authorized for use in connection with this offering. We have not authorized anyone to provide you with different or additional information. Neither we nor the selling stockholder are offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement, the accompany prospectus, any free writing prospectus we have authorized for use in connection with this offering or any document incorporated by reference herein or therein is accurate as of any date other than the date on the front cover of the applicable document.

PROSPECTUS

Alight, Inc.

240,392,110 Shares of Class A Common Stock

This prospectus relates to: the offer and sale, from time to time, by the selling holders identified in this prospectus (the “Selling Holders”), or their permitted transferees, of up to 240,392,110 shares of our Class A common stock, par value $0.0001 per share (“Class A Common Stock”).

This prospectus provides you with a general description of such securities and the general manner in which we and the Selling Holders may offer or sell the securities. More specific terms of any securities that we and the Selling Holders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

We will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Holders pursuant to this prospectus. However, we will pay the expenses, other than underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that either we or the Selling Holders will issue, offer or sell, as applicable, any of the securities. The Selling Holders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Holders may sell the shares in the section entitled “Plan of Distribution.” In addition, certain of the securities being registered hereby are subject to vesting and/or transfer restrictions that may prevent the Selling Holders from offering or selling such securities upon the effectiveness of the registration statement of which this prospectus is a part. See “Description of Securities” for more information.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities. Our Class A Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “ALIT.” On July 5, 2023, the last reported sale price of our Class A Common Stock was $9.18 per share.

Investing in our Class A Common Stock involves risks. See “Risk Factors” beginning on page 3 of this prospectus, and under similar headings in any amendments or supplements to this prospectus and the documents incorporated herein by reference, to read about factors you should consider before investing in shares of our Class A Common Stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated July 6, 2023

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using the “shelf” registration process. Under this shelf registration process, the Selling Holders may, from time to time, sell or otherwise distribute the securities offered by them as described in the section titled “Plan of Distribution” in this prospectus. We will not receive any proceeds from the sale by such Selling Holders of the securities offered by them described in this prospectus.

Neither we nor the Selling Holders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Holders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Holders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find Additional Information.”

On July 2, 2021 (the “Closing Date”), Alight Holding Company, LLC (the “Predecessor” or “Alight Holdings”) completed a business combination (the “Business Combination”) with a special purpose acquisition company. On the Closing Date, pursuant to the Business Combination Agreement, the special purpose acquisition company became a wholly owned subsidiary of Alight, Inc. (“Alight,” the “Company,” “we,” “us,” “our” or the “Successor”). As of March 31, 2023, Alight owned 92% of the economic interest in the Predecessor, had 100% of the voting power and controlled the management of the Predecessor. The non-voting ownership percentage held by noncontrolling interest was approximately 8% as of March 31, 2023.

MARKET AND INDUSTRY DATA

This prospectus includes market and industry data and forecasts that Alight has derived from independent consultant reports, publicly available information, various industry publications, other published industry sources and Alight’s internal data and estimates. Independent consultant reports, industry publications and other published industry sources generally indicate that the information contained therein was obtained from sources believed to be reliable.

Although Alight believes that these third-party sources are reliable, Alight does not guarantee the accuracy or completeness of this information, and Alight has not independently verified this information. Some market data and statistical information are also based on Alight’s good faith estimates, which are derived from Alight management’s knowledge of its industry and such independent sources referred to above. Certain market, ranking and industry data included elsewhere in this prospectus, including the size of certain markets and Alight’s size or position and the positions of Alight’s competitors within these markets, including Alight’s services relative to its competitors, are based on estimates of Alight management. These estimates have been derived from Alight management’s knowledge and experience in the markets in which it operates, as well as information obtained from surveys, reports by market research firms, Alight’s customers, distributors, suppliers, trade and business organizations and other contacts in the markets in which Alight operates and have not been verified by independent sources. Unless otherwise noted, all of Alight’s market share and market position information presented in this prospectus is an approximation. Alight’s market share and market position in each of its lines of business, unless otherwise noted, is based on Alight’s sales relative to the estimated sales in the markets it served. References herein to Alight being a leader in a market or product category refer to Alight’s belief that it has a leading market share position in each specified market, unless the context otherwise requires. As there are no publicly available sources supporting this belief, it is based solely on Alight’s internal analysis of its sales as compared to Alight’s estimates of sales of its competitors. In addition, the discussion herein regarding Alight’s various end markets is based on how Alight defines the end markets for its products, which products may be either part of larger overall end markets or end markets that include other types of products and services.

Alight’s internal data and estimates are based upon information obtained from trade and business organizations and other contacts in the markets in which Alight operates and Alight management’s understanding of industry conditions. Although Alight believes that such information is reliable, Alight has not had this information verified by any independent sources. The estimates and market and industry information provided in this prospectus are subject to change based on various factors, including those described in the section entitled “Risk Factors–Risks Related to Our Business and Industry” and elsewhere in this prospectus.

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this registration statement may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

SELECTED DEFINITIONS

“Alight Holdings Units” means the Class A Units, the Class B Units and the Class C Units.

“Blackstone” means Blackstone Inc.

“Blackstone Investors” means certain funds affiliated with Blackstone and their affiliated transferees.

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Amended and Restated Business Combination Agreement, dated as of April 29, 2021, by and among the Company, FTAC, the blocker merger subs, FTAC merger sub, Tempo Merger Sub, Tempo Holdings and the Tempo Blockers, as it may be amended, supplemented or otherwise modified from time to time.

“Change of Control” means the occurrence of any transaction or series of related transactions in which: (a) any person or any group of persons (other than the Company or any of its subsidiaries, including the FTAC Surviving Corporation or any Blocker) that would constitute a “group” for purposes of Section 13(d) of the Exchange Act becomes the beneficial owner, directly or indirectly, of securities of the Company, the FTAC Surviving Corporation or Alight Holdings representing more than 50% of the combined voting power of the Company’s, the FTAC Surviving Corporation’s or Alight Holdings’, as applicable, then outstanding voting securities (excluding a transaction or series of related transactions described in the following clause (b) that would not constitute a Change of Control), (b) there is consummated a merger or consolidation of the Company, the FTAC Surviving Corporation or Alight Holdings with any other person, and, immediately after the consummation of such merger or consolidation, the outstanding voting securities of the Company, the FTAC Surviving Corporation or Alight Holdings, as applicable, immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of the then outstanding voting securities of the person resulting from such merger or consolidation or, if the Company, the FTAC Surviving Corporation or Alight Holdings, as applicable (or its successor) is a subsidiary of such person, the ultimate parent thereof, or (c) there is consummated an agreement or series of related agreements resulting in the sale or transfer, directly or indirectly, by the Company of all or substantially all of the Company’s and its subsidiaries’ assets (including equity interests in the FTAC Surviving Corporation or Alight Holdings). However, a “Change of Control” will not be deemed to have occurred by virtue of the consummation of any transaction or series of related transactions immediately following which the record holders of the shares of the Company immediately prior to such transaction or series of related transactions continue to have substantially the same proportionate ownership in, and voting control over, and own substantially all of the shares of, an entity which owns, directly or indirectly, all or substantially all of the assets of the Company immediately following such transaction or series of related transactions.

“Class A Units” means the Class A limited liability company interests of Alight Holdings following the Business Combination, having the rights and privileges as set forth in the Alight Holdings Operating Agreement, and which are exchangeable for cash or shares of Class A Common Stock as set forth in the Alight Holdings Operating Agreement.

“Class B Common Stock” means, collectively, the Class B-1 Common Stock, the Class B-2 Common Stock and Class B-3 Common Stock authorized pursuant to the Company Charter.

“Class B-1 Common Stock” means the Class B-1 Common Stock, par value $0.0001 per share, of the Company authorized pursuant to the Company Charter.

“Class B-1 Units” means the Class B-1 limited liability company interests of Alight Holdings following the Business Combination, having the rights and privileges as set forth in the Alight Holdings Operating Agreement, and which are restricted subject to vesting and will vest and automatically convert into an equivalent number of Class A Units upon the occurrence of a Class B-1 Vesting Event, in accordance with the terms and conditions set forth in the Alight Holdings Operating Agreement.

v

“Class B-1 Vesting Event” means, with respect to each Class B-1 Unit and each share of Class B-1 Common Stock, during the period beginning on the Closing Date and ending on the seventh (7th) anniversary of the Closing Date, (1) the first day on which the VWAP of the Class A Common Stock equals or exceeds $12.50 per share (subject to adjustment and to be decreased for the aggregate per share amount of any dividends actually paid in respect of a share of Class A Common Stock following the Closing Date) for any 20 trading days within a period of 30 consecutive trading days or (2) the occurrence of a Change of Control or a Dissolution Event in which the valuation of a Class A Unit or a share of Class A Common Stock is equal to or in excess of $12.50 per share (subject to adjustment).

“Class B-2 Common Stock” means the Class B-2 Common Stock, par value $0.0001 per share, of the Company authorized pursuant to the Company Charter.

“Class B-2 Units” means the Class B-2 limited liability company interests of Alight Holdings following the Business Combination, having the rights and privileges as set forth in the Alight Holdings Operating Agreement, and which are restricted subject to vesting and will vest and automatically convert into an equivalent number of Class A Units upon the occurrence of a Class B-1 Vesting Event, in accordance with the terms and conditions set forth in the Alight Holdings Operating Agreement.

“Class B-2 Vesting Event” means, with respect to each Class B-2 Unit and each share of Class B-2 Common Stock, during the period beginning on the Closing Date and ending on the seventh (7th) anniversary of the Closing Date, (1) the first day on which the VWAP of the Class A Common Stock equals or exceeds $15.00 per share (subject to adjustment and to be decreased for the aggregate per share amount of any dividends actually paid in respect of a share of Class A Common Stock following the Closing Date) for any 20 trading days within a period of 30 consecutive trading days or (2) the occurrence of a Change of Control or a Dissolution Event in which the valuation of a Class A Unit or a share of Class A Common Stock is equal to or in excess of $15.00 per share (subject to adjustment).

“Class B-3 Common Stock” means the Class B-3 Common Stock, par value $0.0001 per share, of the Company authorized pursuant to the Company Charter.

“Class B-3 Units” means the Class B-3 limited liability company interests of Alight Holdings following the Business Combination, having the rights and privileges as set forth in the Alight Holdings Operating Agreement, and which are restricted subject to vesting and will vest and automatically convert into an equivalent number of Class A Units upon the occurrence of a Class B-3 Vesting Event, in accordance with the terms and conditions set forth in the Alight Holdings Operating Agreement.

“Class B-3 Vesting Event” means, with respect to each Class B-3 Unit and each share of Class B-3 Common Stock, during the period beginning on the Closing Date and ending on the seventh (7th) anniversary of the Closing Date, (1) the first day on which the VWAP of the Class A Common Stock equals or exceeds $13.75 per share (subject to adjustment and to be decreased for the aggregate per share amount of any dividends actually paid in respect of a share of Class A Common Stock following the Closing Date) for any 20 trading days within a period of 30 consecutive trading days or (2) the occurrence of a Change of Control or a Dissolution Event in which the valuation of a Class A Unit or a share of Class A Common Stock is equal to or in excess of $13.75 per share (subject to adjustment).

“Class B Units” means, collectively, the Class B-1 Units, the Class B-2 Units and the Class B-3 Units.

“Class B Vesting Event” means any Class B-1 Vesting Event, Class B-2 Vesting Event or Class B-3 Vesting Event.

“Class C Units” means the Class C units representing limited liability company interests of Alight Holdings following the Business Combination that are held by the Founders as a result of the Founder FTAC Warrant Recapitalization and Founder LLC Contribution.

“Class V Common Stock” means the Class V Common Stock, par value $0.0001 per share, of the Company authorized pursuant to the Company Charter.

“Class Z Common Stock” means, collectively, the Class B-1 Common Stock, the Class B-2 Common Stock and Class B-3 Common Stock authorized pursuant to the Company Charter.

“Class Z-A Common Stock” means the Class B-1 Common Stock, par value $0.0001 per share, of the Company authorized pursuant to the Company Charter.

“Class Z-A Units” means the Class Z-A limited liability company interests of Alight Holdings following the Business Combination, having the rights and privileges as set forth in the Alight Holdings Operating Agreement.

“Class Z-B-1 Common Stock” means the Class B-2 Common Stock, par value $0.0001 per share, of the Company authorized pursuant to the Company Charter.

“Class Z-B-1 Units” means the Class Z-B-1 limited liability company interests of Alight Holdings following the Business Combination, having the rights and privileges as set forth in the Alight Holdings Operating Agreement.

“Class Z-B-2 Common Stock” means the Class B-3 Common Stock, par value $0.0001 per share, of the Company authorized pursuant to the Company Charter.

“Class Z-B-2 Units” means the Class Z-B-2 limited liability company interests of Alight Holdings following the Business Combination, having the rights and privileges as set forth in the Alight Holdings Operating Agreement.

“Common Stock” means the Class A Common Stock, the Class B Common Stock, the Class V Common Stock and the Class Z Common Stock.

“Company” means Alight, Inc., a Delaware corporation f/k/a Acrobat Holdings, Inc.

“Company Board” means the board of directors of the Company subsequent to the completion of the Business Combination.

“Company Bylaws” mean the Amended and Restated Bylaws of the Company currently in effect.

“Company Charter” means the Amended and Restated Certificate of Incorporation of the Company currently in effect.

“DGCL” means the Delaware General Corporation Law, as amended.

“FTAC” means Foley Trasimene Acquisition Corp.

“Investor Rights Agreement” means the Investor Rights Agreement entered into by Company, the Founders, Cannae LLC, THL and the Existing Investors upon the completion of the Business Combination.

“Legacy Investors” means the Blackstone Investors, the PF Investors, the GIC Investors and the New Mountain Investors.

“Tax Receivable Agreement” means the Tax Receivable Agreement entered into at the Closing among the Company and certain existing direct or indirect equityholders of Tempo Holdings.

“Trading Day” means a day on which the New York Stock Exchange, or such other principal United States securities exchange on which the Class A Common Stock is listed, quoted or admitted to trading, is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“VWAP” means the dollar volume-weighted average price for the applicable security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Refinitiv Workspace (or an equivalent successor if such page is not available) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Refinitiv Workspace (or an equivalent successor if such page is not available), or, if no dollar volume-weighted average price is reported for such security by Refinitiv Workspace (or an equivalent successor if such page is not available) for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value per share on such date(s) as reasonably determined by the Company Board.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference herein and any prospectus supplement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include, but are not limited to, statements that relate to expectations regarding future financial performance, and business strategies or expectations for our business. Forward-looking statements can often be identified by the use of words such as “anticipate,” “appear,” “approximate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would” or similar expressions or the negative thereof. These forward-looking statements are based on information available as of the date of this report and the Company’s management’s current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside the control of the Company and its directors, officers and affiliates. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date. The Company does not undertake any obligation to update, add or otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•

declines in economic activity in the industries, markets, and regions our clients serve, including as a result of macroeconomic factors beyond our control, increases in inflation rates or interest rates or changes in monetary and fiscal policies;

•	the possibility that the Company may be adversely affected by other economic, business or competitive factors;

•	risks associated with competition with the Company’s competitors;

•

cyber-attacks and security vulnerabilities and other significant disruptions in the Company’s information technology systems and networks that could expose the Company to legal liability, impair its reputation or have a negative effect on the Company’s results of operations;

•	our handling of confidential, personal or proprietary data;

•	changes in applicable laws or regulations;

•	an inability to successfully execute on operational and technological enhancements designed to drive value for our clients or drive internal efficiencies;

•	claims (particularly professional liability claims), litigation or other proceedings against us;

•	the inability to adequately protect key intellectual property rights or proprietary technology;

•

past and prospective acquisitions, including the failure to successfully integrate operations, personnel, systems, technologies and products of the acquired companies, adverse tax consequences of acquisitions, greater than expected liabilities of the acquired companies and charges to earnings from acquisitions;

•	the success of our strategic partnerships with third parties;

•	the possibility of a decline in continued interest in outsourced services;

•	our inability to retain and attract experienced and qualified personnel;

•	recovery following a catastrophic event, disaster or other business continuity problem;

•	our inability to deliver a satisfactory product to our clients;

•	damage to our reputation;

•	our reliance on third-party licenses and service providers;

•	our handling of client funds;

•	changes in regulations that could have an adverse effect on the Company’s business;

•	the Company’s international operations;

•	the profitability of our engagements due to unexpected circumstances;

•	changes in accounting principles or treatment;

•	contracting with government clients;

•	the significant control certain legacy investors have over us;

•

the potential for conflicts of interest arising out of any members of our board of directors allocating their time to other businesses and not exclusively to us, and the fact that our charter contains a corporate opportunities waiver so directors will not be required to present potential business opportunities to us;

•	the incurrence of increased costs and becoming subject to additional regulations and requirements as a result of being a public company;

•	changes in our capital structure, including from the issuance of new shares by us or sales of shares by legacy investors, which could adversely affect the market price of our stock;

•	our obligations under our Tax Receivable Agreement;

•	changes to our credit ratings or interest rates which could affect our financial resources, ability to raise additional capital, generate sufficient cash flows, or generally maintain operations; and

•

other risks and uncertainties indicated in this report and our other public filings, including those set forth under the section entitled “Risk Factors” in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2023.

These risk factors do not identify all risks that we face, and our business, financial condition and results of operations could also be affected by factors, events or uncertainties that are not presently known to us or that we currently do not consider to present material risks.

Website and Social Media Disclosure

We use our website (www.alight.com) and our corporate Facebook (http://www.facebook.com/AlightGlobal), Instagram (@alight_solutions), LinkedIn (www.linkedin.com/company/alightsolutions), Twitter (@alightsolutions), and YouTube (www.youtube.com/c/AlightSolutions) accounts as channels of distribution of Company information. The information we post through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts. The contents of our website and social media channels are not, however, a part of this prospectus on Form S-3.

x

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document filed by us with the SEC at the SEC’s public reference section, 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the public reference section can be obtained by calling 1-800-SEC-0330. The SEC also maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information about issuers that file electronically with the SEC. We also maintain a website at https://alight.com/, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on March 1, 2023 (our “Annual Report”);

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed on May 9, 2023 (our “Quarterly Report”);

•

Our Current Reports on Form 8-K, filed on January  19, 2023, February  2, 2023, February  21, 2023, March  6, 2023, March  14, 2023, March  15, 2023, April  20, 2023, May  9, 2023, May  15, 2023 and May 18, 2023; and

•	The description of our registered securities filed as an exhibit to our Annual Report.

Information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K of the Company, including any related exhibits under Item 9.01, are not incorporated by reference in this prospectus. We also incorporate by reference into this prospectus any further filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” and not filed with the SEC), including all filings filed after the date hereof and prior to the completion of an offering of securities under this prospectus.

We have filed with the SEC this prospectus under the Securities Act covering the shares of Class A Common Stock to be offered and sold by this prospectus and any applicable prospectus supplement. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits to the registration statement. The registration statement, including the exhibits, can be read at the SEC website referred to below under “Where You Can Find Additional Information.” Any statement made in this prospectus or any prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, document, agreement or other document as an exhibit to the registration statement or any other document incorporated herein by reference, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

Our filings with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, are available free of charge on our website at investor.alight.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Alight, Inc.

4 Overlook Point

Lincolnshire, IL 60069

(224) 737-7000

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. Because it is a summary, it does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus carefully, including the information set forth under the heading “Risk Factors” included elsewhere in this prospectus and other information incorporated by reference herein.

Business Overview

Alight is defining the future of employee wellbeing through the power of our integrated health, wealth, wellbeing and payroll solutions powered by Alight Worklife®. Alight Worklife® is a high-tech employee engagement platform with a human touch – that brings together our mission-critical wellbeing solutions to our clients to drive better outcomes for organizations and individuals.

Against the current macro environment, both employers and employees face considerable challenges that impact their ability to succeed and thrive now and in the future. Employees are shouldering more and more responsibility for healthcare costs, while struggling with short-and-long-term financial needs in an inflationary environment, among other daily challenges. These trends have driven the need for integrated, personalized tools to help employees make more informed decisions around all aspects of their health, finances and wellbeing. For their part, employers are facing increasing cost pressures, ever-changing workforce regulations and evolving dynamics across the employer/employee relationship, driving the need for flexibility, engagement and effective solutions for compliance. We believe Alight is uniquely positioned between the employer and employee to address these factors and drive better outcomes for both.

We aim to be the pre-eminent employee experience partner by providing personalized experiences that help employees make the best decisions for themselves and their families about their health, wealth and wellbeing. At the same time, we help employers tackle their biggest people and business challenges by helping them understand prevalence, trends and risks to generate better outcomes for the future and realize a return on their people investment. Our data, analytics and Artificial Intelligence (“AI”) allow us to deliver actionable insights that drive measurable outcomes for companies and their people. We provide solutions to manage health and retirement benefits, tools for payroll and HR management, as well as solutions to manage the workforce from the cloud. Our solutions include:

Employer Solutions: driven by our digital, software and AI-led capabilities powered by the Alight Worklife® platform and spanning total employee wellbeing, including integrated benefits administration, healthcare navigation, financial wellbeing, leave of absence management, retiree healthcare and payroll. We leverage data across all interactions and activities to improve the employee experience, reduce operational costs and better inform management processes and decision-making. Our clients’ employees benefit from an integrated platform and user experience, coupled with a full-service customer care center, helping them manage the full life cycle of their health, wealth and careers.

Professional Services: includes our project-based cloud deployment and consulting offerings that provide expertise with both human capital and financial platforms. Specifically, this includes cloud advisory and deployment, and optimization services for cloud platforms such as Workday, SAP SuccessFactors, Oracle, and Cornerstone OnDemand.

We deliver our solutions through a set of proprietary and partner technologies, a well-developed network of providers and a structured approach to instill and sustain enterprise-wide practices of excellence. Our solutions are supported through a secure and scalable cloud infrastructure, together with our core benefits processing platforms and consumer engagement tools and integrated with over 350 external platforms and partners. Our data and access across the breadth of human capital solutions provides us with comprehensive employee records to enable AI-driven, omnichannel engagement and a personalized, integrated experience for our clients’ employees. Through the use of predictive analytics and omnichannel engagement, Alight is able to tailor an employee experience that is unique to each individual’s needs and circumstance.

We generate primarily all of our revenue, which is highly recurring, from fees for services provided from contracts across all solutions, which is primarily based on a contracted fee charged per participant per period (e.g., monthly or annually, as applicable). Our contracts typically have three to five-year terms for ongoing services with mutual renewal options. The majority of our revenue is recognized over time when control of the promised services is transferred, and the customers simultaneously receive and consume the benefits of our services. Payment terms are consistent with industry practice.

We use annual revenue retention rates as some of the measures to manage our business. We calculate annual revenue retention by identifying the clients from whom we generate revenue in the prior year and determining what percentage of that revenue is generated from those same clients for the same solutions in the subsequent year.

Business Combination

On the Closing Date, Alight Holdings completed the Business Combination with a special purpose acquisition company. On the Closing Date, pursuant to the Business Combination Agreement, the special purpose acquisition company became a wholly owned subsidiary of Alight, Inc. As of March 31, 2023, Alight owned 92% of the economic interest in the Predecessor, had 100% of the voting power and controlled the management of the Predecessor. The non-voting ownership percentage held by noncontrolling interest was approximately 8% as of March 31, 2023.

Corporate Information

Alight, Inc. is a Delaware corporation. Our principal executive offices are located at 4 Overlook Point, Lincolnshire, IL 60069, and our telephone number is (224) 737-7000. Our principal website address is https://alight.com/. Information contained in, or accessible through, our website is not a part of, and is not incorporated into, this prospectus.

THE OFFERING

We are registering the resale by the Selling Holders or their permitted transferees of up to 240,392,110 shares of Class A Common Stock.

Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” in this prospectus.

Resale of Class A Common Stock

Up to 240,392,110 shares of Class A Common Stock offered by the Selling Holders, consisting of (i) 176,916,486 shares of Class A Common Stock, (ii) 4,580,391 shares of Class A Common Stock issuable upon the conversion of shares of Class B-1 Common Stock (including 259,683 shares of Class B-1 Common Stock issuable upon conversion of shares of Class Z-B-1 Common Stock), (iii) 4,580,391 shares of Class A Common Stock issuable upon the conversion of shares of Class B-2 Common Stock (including 259,683 shares of Class B-2 Common Stock issuable upon conversion of shares of Class Z-B-2 Common Stock), (iv) 4,776,488 shares of Class A Common Stock issuable upon conversion of shares of Class Z-A Common Stock, and (v) 49,538,354 shares of Class A Common Stock issuable upon the conversion of Class A Units (including (x) 2,375,949, 2,375,949 and 2,626,580 Class A Units issuable upon conversion of Class B-1 Units, Class B-2 Units and Class Z-A Units, respectively, (y) 142,799 Class A Units issuable upon conversion of Class B-1 Units converted from Class Z-B-1 Units and (z) 142,799 Class A Units issuable upon conversion of Class B-2 Units converted from Class Z-B-2 Units) and the surrender and cancellation of a corresponding number of shares of Class V Common Stock.

Use of Proceeds

We will not receive any proceeds from the sale of the Class A Common Stock to be offered by the Selling Holders.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks incorporated by reference in this Prospectus to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any such securities. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties incorporated by reference in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

USE OF PROCEEDS

All of the securities offered by the Selling Holders pursuant to this prospectus will be sold by the Selling Holders for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Holders will pay any underwriting discounts and commissions and expenses incurred by the Selling Holders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Holders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING SECURITYHOLDERS

This prospectus relates to the resale by the Selling Holders from time to time of up to 240,392,110 shares of Class A Common Stock, consisting of (i) 176,916,486 shares of Class A Common Stock, (ii) 4,580,391 shares of Class A Common Stock issuable upon the conversion of shares of Class B-1 Common Stock (including 259,683 shares of Class B-1 Common Stock issuable upon conversion of shares of Class Z-B-1 Common Stock), (iii) 4,580,391 shares of Class A Common Stock issuable upon the conversion of shares of Class B-2 Common Stock (including 259,683 shares of Class B-2 Common Stock issuable upon conversion of shares of Class Z-B-2 Common Stock), (iv) 4,776,488 shares of Class A Common Stock issuable upon conversion of shares of Class Z-A Common Stock, and (v) 49,538,354 shares of Class A Common Stock issuable upon the conversion of Class A Units (including (x) 2,375,949, 2,375,949 and 2,626,580 Class A Units issuable upon conversion of Class B-1 Units, Class B-2 Units and Class Z-A Units, respectively, (y) 142,799 Class A Units issuable upon conversion of Class B-1 Units converted from Class Z-B-1 Units and (z) 142,799 Class A Units issuable upon conversion of Class B-2 Units converted from Class Z-B-2 Units) and the surrender and cancellation of a corresponding number of shares of Class V Common Stock. The Selling Holders may from time to time offer and sell any or all of the Class A Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement.

When we refer to the “Selling Holders” in this prospectus, we mean the persons listed in the table below, and their permitted transferees who later come to hold any of the Selling Holders’ interest in the Class A Common Stock in accordance with the terms of the agreement(s) governing the registration rights applicable to such Selling Holder’s shares of Class A Common Stock.

The following table sets forth, as of the date of this prospectus, the names of the Selling Holders, the aggregate number of shares of Class A Common Stock beneficially owned prior to the offering, the aggregate number of shares of Class A Common Stock that the Selling Holders may offer pursuant to this prospectus, and the number of shares of Class A Common Stock beneficially owned by, and percentage ownership of, the Selling Holders after the sale of the securities offered hereby. We have based percentage ownership following the offering on 497,656,531 shares of Class A Common Stock outstanding as of June 29, 2023, and have assumed that each Selling Holder will sell all shares of Class A Common Stock offered pursuant to this prospectus. In calculating percentages of shares of Class A Common Stock owned by a particular Selling Holder, we treated as outstanding the number of shares of our Class A Common Stock issuable upon exercise and/or exchange of such Selling Holder’s Common Units (if any) and did not assume the exercise or exchange of any other Selling Holder’s Common Units, respectively.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

We cannot advise you as to whether the Selling Holders will in fact sell any or all of such Class A Common Stock. In addition, the Selling Holders may sell, transfer or otherwise dispose of, at any time and from time to time, the Class A Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Holders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Unless otherwise indicated, the business address of each beneficial owner listed in the table below is 4 Overlook Point, Lincolnshire, Illinois 60069.

The table below sets forth, as of June 29, 2023, the number and percentage of total outstanding shares of Class A Common Stock beneficially owned by each of the selling securityholders.

	Securities Beneficially Owned Prior to This Offering	Securities to be Sold in This Offering	Securities Beneficially Owned After This Offering
Name of Selling Holder	Shares of Class A Common Stock	Shares of Class A Common Stock	Shares of Class A Common Stock	%
Blackstone(1)	62,456,078	62,456,078	—	—
Platinum Falcon B 2018 RSC Limited(2)	19,216,283	19,216,283	—	—
Jasmine Ventures Pte. Ltd(3)	19,216,283	19,216,283	—	—
New Mountain Partners(4)	17,295,531	17,295,531	—	—
Cannae Holdings, Inc.(5)	52,477,062	52,477,062	—	—
Trasimene Capital FT, LLC(6)	171,878	171,878	—	—
Bilcar FT, LP(7)	6,661,426	6,661,426	—	—
Chicago Title Insurance Company(8)	10,000,000	10,000,000	—	—
Commonwealth Land Title Insurance Company(9)	2,500,000	2,500,000	—	—
Empyrean Capital Overseas Master Fund Ltd.(10)	7,720,606	5,000,000	2,720,606	*
Erika Meinhardt Revocable Trust(11)	13,797	10,000	3,797	*
Fidelity National Title Insurance Company(12)	2,500,000	2,500,000	—	—
Roytor & Co. for the account of Manulife Dividend Income Fund(13)	1,194,452	1,194,452	—	—
Roytor & Co. for the account of Manulife Dividend Income Private Pool Fund(13)	289,362	289,362	—	—
Roytor & Co. for the account of Manulife US Dividend Income Fund(13)	140,560	140,560	—	—
Roytor & Co. for the account of Manulife US Monthly High Income Fund(13)	350,002	350,002	—	—
Roytor & Co. for the account of MIM Dividend Income Segregated Fund(13)	25,255	25,255	—	—
Strategic Advisers SMID Select Fund ArrowMark Partners Sub-Portfolio(14)	26,255,426	674,063	25,581,363	5.1%
THL FTAC LLC(15)	5,120,480	5,120,480	—	—
William P. Foley, II(16)	11,888,618	11,888,618	—	—
David W. Ducommun(17)	230,000	230,000	—	—
Bryan D. Coy(18)	137,443	137,443	—	—
Ryan Caswell(19)	163,670	163,670	—	—
Brad Ridgeway(20)	81,836	81,836	—	—
Additional Selling Holders(21)	990,482	990,482	—	—

*	Represents less than 1%.
(1)

Represents 31,214,589 shares of Class A Common Stock held by BX Tempo ML Holdco 1 L.P., and 57,028 shares of Class A Common Stock and 31,184,461 shares of Class A Common Stock issuable upon exchange of the same number of Class A Units and shares of Class V Common Stock, each held by BX Tempo ML Holdco 2 L.P., and does not include shares of Class A Common Stock that may be offered pursuant to this prospectus upon the conversion of holdings of record of (a) BCP VII SBS Holdings L.L.C. of 5,878 Class B-1 Units, 5,878 Class B-2 Units, 6,498 Class Z-A Units, 353 Class Z-B-1 Units and 353 Class Z-B-2 Units; (b) Blackstone Capital Partners VII (IPO) NQ L.P. of 1,729,436 shares of Class B-1 Common Stock, 1,729,436 shares of Class B-2 Common Stock, 1,911,869 shares of Class Z-A Common Stock, 103,943 shares of Class Z-B-1 Common Stock and 103,943 shares of Class Z-B-2 Common Stock; (c) Blackstone Capital Partners VII NQ LP of 1,566,744 Class B-1 Units, 1,566,744 Class B-2 Units, 1,732,015 Class Z-A Units, 94,164 Class Z-B-1 Units and 94,164 Class Z-B-2 Units; (d) Blackstone Family Investment Partnership VII-ESC NQ L.P. of 16,941 Class B-1 Units, 16,941 Class B-2 Units, 18,728 Class Z-A Units,

1,018 Class Z-B-1 Units and 1,018 Class Z-B-2 Units; (e) BTAS NQ Holdings L.L.C of, 180,670 Class B-1 Units, 180,670 Class B-2 Units, 199,728 Class Z-A Units, 10,859 Class Z-B-1 Units and 10,859 Class Z-B-2 Units; and (f) Blackstone Capital Partners VII.2 (IPO) NQ L.P. of 39,273 shares of Class B-1 Common Stock, 39,273 shares of Class B-2 Common Stock, 43,416 shares of Class Z-A Common Stock, 2,360 shares of Class Z-B-1 Common Stock and 2,360 shares of Class Z-B-2 Common Stock. The principal business address of the Selling Holder is Blackstone-345 Park Avenue, 27th Floor, New York, NY 10154.
(2)

Represents 19,216,283 shares of Class A Common Stock, and does not include shares of Class A Common Stock that may be offered pursuant to this prospectus upon the conversion of 1,088,850 shares of Class B-1 Common Stock, 1,088,850 shares of Class B-2 Common Stock, 1,203,710 shares of Class Z-A Common Stock, 65,442 shares of Class Z-B-1 Common Stock and 65,442 shares of Class Z-B-2 Common Stock. The securities are directly held by Platinum Falcon B 2018 RSC Limited (“Platinum Falcon”), a restricted scope company incorporated in the Abu Dhabi Global Market and a wholly owned subsidiary of the Abu Dhabi Investment Authority (“ADIA”), a public institution established under the laws of the Emirate of Abu Dhabi. By reason of its ownership of Platinum Falcon and pursuant to the rules and regulations of the SEC, ADIA may also be deemed to share investment and voting power over and, therefore, beneficial ownership of, the shares of Class A Common Stock held directly by Platinum Falcon. The address for ADIA is 211 Corniche Street, P.O. Box 3600, Abu Dhabi, United Arab Emirates, and the address for Platinum Falcon B 2018 RSC Limited is Level 26, Al Khatem Tower, Abu Dhabi Global Market Square, Al Maryah Island, Abu Dhabi, United Arab Emirates.

(3)

Represents 19,216,283 shares of Class A Common Stock, and does not include shares of Class A Common Stock that may be offered pursuant to this prospectus upon the conversion of 1,088,850 shares of Class B-1 Common Stock, 1,088,850 shares of Class B-2 Common Stock, 1,203,710 shares of Class Z-A Common Stock, 65,442 shares of Class Z-B-1 Common Stock and 65,442 shares of Class Z-B-2 Common Stock. Jasmine Ventures Pte. Ltd. shares the power to vote and the power to dispose of the Class A Common Stock with GIC Special Investments Pte. Ltd., or GIC SI, and GIC Private Limited both of which are private limited companies incorporated in Singapore. GIC SI is wholly owned by GIC Private Limited and is the private equity investment arm of GIC Private Limited. GIC Private Limited is wholly owned by the Government of Singapore and was set up with the sole purpose of managing Singapore’s foreign reserves. The Government of Singapore disclaims beneficial ownership of these securities. The principal business address for Jasmine Ventures Pte. Ltd. is 168 Robinson Road, #37-01 Capital Tower, Singapore 068912.

(4)

Represents 6,605,714 shares of Class A Common Stock held by New Mountain Partners IV (AIV-E2), L.P. and 10,689,817 shares of Class A Common Stock issuable upon exchange of the same number of Class A Units and shares of Class V Common Stock held by New Mountain Partners IV (AIV-E), L.P., and does not include shares of Class A Common Stock that may be offered pursuant to this prospectus upon the conversion of (a) 605,716 Class B-1 Units, 605,716 Class B-2 Units, 669,611 Class Z-A Units, 36,405 Class Z-B-1 Units and 36,405 Class Z-B-2 Units held by New Mountain Partners IV (AIV-E), L.P.; and (b) 374,299 shares of Class B-1 Common Stock, and 374,299 shares of Class B-2 Common Stock, 413,783 shares of Class Z-A Common Stock, 22,496 shares of Class Z-B-1 Common Stock and 22,496 shares of Class Z-B-2 Common Stock held by New Mountain Partners IV (AIV-E2), L.P. The principal business address of the Selling Holder is c/o New Mountain Capital, 1633 Broadway, 48th Floor, New York, New York 10019.

(5)

Represents 52,477,062 shares of Class A Common Stock directly owned by Cannae Holdings, LLC, a wholly owned subsidiary of Cannae Holdings, Inc. Each of Cannae Holdings, Inc. and Cannae Holdings, LLC expressly disclaims beneficial ownership of any securities reported herein except to the extent such entity actually exercises voting or dispositive power with respect to such securities. The address for Cannae Holdings, Inc. is 1701 Village Center Circle, Las Vegas, Nevada 89134.

(6)	William P. Foley, II, the chairman of our board of directors, is the sole member of the Selling Holder, whose principal business address is 1701 Village Center Circle, Las Vegas, Nevada 89134.
(7)

William P. Foley, II, the chairman of our board of directors, is the sole member of Bilcar FT, LLC, which, in turn, is the sole general partner of the Selling Holder, whose principal business address is 1701 Village Center Circle, Las Vegas, Nevada 89134.

(8)	Represents shares of Class A Common Stock acquired in the PIPE Investment. The principal business address of the Selling Holder is 601 Riverside Avenue, Jacksonville, FL 32204.
(9)	Represents shares of Class A Common Stock acquired in the PIPE Investment. The principal business address of the Selling Holder is 601 Riverside Avenue, Jacksonville, FL 32204.
(10)

Represents shares of Class A Common Stock (5,000,000 of which were acquired in the PIPE Investment). Empyrean Capital Partners, LP (“Empyrean”) serves as investment manager to Empyrean Capital Overseas Master Fund, Ltd. (“ECOMF”), and has voting and investment control of the shares held by ECOMF. Empyrean Capital, LLC serves as the general partner to Empyrean. Amos Meron is the managing member of Empyrean Capital, LLC, and as such may be deemed to have voting and dispositive control of the shares held by ECOMF. The address of each of ECOMF, Empyrean, Empyrean Capital, LLC, and Amos Meron is c/o Empyrean Capital Partners, LP, 10250 Constellation Boulevard, Suite 2950, Los Angeles, CA 90067.

(11)

Represents 3,797 shares of Class A common stock held by Erika Meinhardt and 10,000 shares of Class A common stock acquired in the PIPE Investment and held by a trust of which Erika Meinhardt is the trustee. Erika Meinhardt is a member of our board of directors.

(12)	Represents shares of Class A Common Stock acquired in the PIPE Investment. The principal business address of the Selling Holder is 601 Riverside Avenue, Jacksonville, FL 32204.
(13)	Represents shares of Class A Common Stock acquired in the PIPE Investment. The principal business address of the Selling Holder is 200 Bloor Street East, Toronto, ON M4W1E5.
(14)	Represents 674,063 shares of Class A Common Stock acquired in the PIPE Investment. The principal business address of the Selling Holder is 100 Filmore Street, Suite 325, Denver, CO 80206.
(15)	The principal business address of the Selling Holder is 100 Federal Street, Boston, MA 02110.
(16)

Consists of 5,044,932 shares of Class A Common Stock held directly by William P. Foley, II; 171,878 shares of Class A Common Stock held directly by Trasimene Capital FT, LLC (“Trasimene GP”); and 6,661,426 shares of Class A Common Stock held directly by Bilcar FT, LP (“Bilcar”). William P. Foley, II is the sole member of Bilcar FT, LLC (“Bilcar FT”), which, in turn, is the sole general partner of Bilcar. William P. Foley, II is also the sole member of Trasimene GP. Because of the relationships between William P. Foley, II and Bilcar, Bilcar FT, LLC, and Trasimene GP, William P. Foley, II may be deemed to beneficially own the securities reported herein to the extent of his pecuniary interests. William P. Foley, II disclaims beneficial ownership of the securities reported herein, except to the extent of his pecuniary interest therein, if any. Mr. Foley and the entities referred to in this footnote are sometimes referred to collectively herein as “Foley.”

(17)

Includes shares of Class A Common Stock to be distributed to the Selling Holder prior to, and that will be beneficially owned by the Selling Holder as of, the effective date of this registration statement. The principal business address of the Selling Holder is 1701 Village Center Circle, Las Vegas, Nevada 89134.

(18)

Includes shares of Class A Common Stock to be distributed to the Selling Holder prior to, and that will be beneficially owned by the Selling Holder as of, the effective date of this registration statement, and 6,500 shares of Class A common stock acquired in the PIPE investment and held by a trust of which Bryan D. Coy is the trustee. The principal business address of the Selling Holder is 1701 Village Center Circle, Las Vegas, Nevada 89134.

(19)

Includes shares of Class A Common Stock to be distributed to the Selling Holder prior to, and that will be beneficially owned by the Selling Holder as of, the effective date of this registration statement, and 15,000 shares of Class A common stock acquired in the PIPE investment and held jointly by Ryan Caswell and Danielle Caswell. The principal business address of the Selling Holder is 1701 Village Center Circle, Las Vegas, Nevada 89134.

(20)

Includes shares of Class A Common Stock to be distributed to the Selling Holder prior to, and that will be beneficially owned by the Selling Holder as of, the effective date of this registration statement. The principal business address of the Selling Holder is 284 Flathead Ave., Whitefish, Montana 59937.

(21)

The disclosure with respect to the remaining Selling Holders is being made on an aggregate basis, as opposed to an individual basis, because their aggregate holdings are less than 1% of the outstanding shares of our Class A Common Stock. Represents an aggregate of 990,482 shares of Class A Common Stock, all of which were acquired in the PIPE Investment.

DESCRIPTION OF SECURITIES

The following summary of the material terms of the Company securities is not intended to be, and does not purport to be, complete and is qualified in its entirety by the Company Charter and Company Bylaws, which are exhibits to the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2023, as well as to the provisions of applicable law.

Authorized Capital Stock

The Company Charter authorizes the issuance of 1,217,900,000 shares of capital stock, consisting of:

•	1,000,000 shares of preferred stock, par value $0.0001 per share;

•	1,000,000,000 shares of Company Class A Common Stock, par value $0.0001 per share;

•

30,000,000 shares of Company Class B Common Stock, par value $0.0001 per share, divided into a series of 10,000,000 shares of Company Class B-1 Common Stock; a series of 10,000,000 shares of Company Class B-2 Common Stock and a series of 10,000,000 shares of Company Class B-3 Common Stock;

•	175,000,000 shares of Company Class V Common Stock, par value $0.0001 per share; and

•

12,900,000 shares of Company Class Z Common Stock, par value $0.0001 per share, divided into a series of 11,500,000 shares of Company Class Z-A Common Stock; a series of 700,000 shares of Company Class Z-B-1 Common Stock and a series of 700,000 shares of Company Class Z-B-2 Common Stock.

Class A Common Stock

Voting rights. Except as provided in the Company Charter or as required by applicable law, holders of Company Class A Common Stock are entitled to one vote per share on all matters to be voted on by Company stockholders generally. At annual and special meetings of Company stockholders, the holders of Company Class A Common Stock and Company Class V Common Stock will vote together as a single class on any matters submitted to a vote of Company stockholders that have voting rights generally. Further, the holders of Company Class A Common Stock and Company Class V Common Stock have the exclusive right to vote for the election of directors and on all other matters submitted to a stockholder vote generally.

Generally, unless a different voted standard applies under the Company Charter, the Company Bylaws or applicable law, all matters to be voted on by stockholders must be approved by a majority of the votes cast (except for the election of directors, which will be decided based on a plurality of the votes cast by stockholders present in person or represented by proxy at the applicable meeting and entitled to vote on the election of such directors).

Notwithstanding the foregoing, the Company Charter provides that holders of Company Class A Common Stock will not be entitled to vote on any amendment to the Company Charter (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock or other series of Company common stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Company Charter (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

Dividend rights. Subject to applicable law and the rights of any outstanding Preferred Stock, the holders of shares of Company Class A Common Stock and Company Class B Common Stock, taken together as a single class, will participate ratably (based on the number of shares held) in any dividends that may be declared from time to time by the Company Board out of funds legally available therefor.

Rights upon liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the holders of Company Class A Common Stock (including any shares of Company Class A Common Stock issuable upon the conversion of any Company Class B Common Stock or Company Class Z Common Stock, including any Company Class Z-B-1 or Company Class Z-B-2 Common Stock that converts into Class B-1 or Class B-2 Common Stock so in connection with such liquidation event and, if such liquidation event also constitutes a Class B-1 Vesting Event or Class B-2 Vesting Event, automatically then converts into Company Class A Common Stock) will share ratably in all assets of the Company remaining after payment of the Company’s debts and other liabilities, subject to prior distribution and other preferential rights of any Preferred Stock then outstanding, if any, having a preference over the Company Class A Common Stock.

Class B Common Stock

Voting rights. Holders of Company Class B Common Stock are not entitled to any voting rights with respect to such shares, except as required by applicable law (which, under the DGCL and the Company Charter, will generally be limited to amendments to the Company’s certificate of incorporation that involve changes in the par value of the Company Class B Common Stock or that would adversely alter the powers, preferences or special rights of the Company Class B Common Stock (or any series thereof)).

Dividend rights. Holders of Company Class B Common Stock will participate ratably, as a single class, with the Company Class A Common Stock in any dividends that may be declared from time to time by the Company Board out of funds legally available therefor. However, no such dividends will actually be paid on any shares of Company Class B Common Stock until the shares are converted into Company Class A Common Stock, at which time all accrued dividends will be paid (other than in respect of any shares that remain unvested pursuant to the terms of an applicable award agreement, which will not be paid until the applicable award vests). If any shares of Company Class B Common Stock are forfeited, the holder will also forfeit and lose the right to any accrued dividends.

Rights upon liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the holders of Class B Common Stock are not entitled to receive any assets of the Company (except that, to the extent such liquidation, dissolution or winding up constitutes a Class B-1 Vesting Event, Class B-2 Vesting Event or Class B-3 Vesting Event (as applicable), such Company Class B Common Stock will automatically convert into Company Class A Common Stock in connection therewith and the holders of such resulting Company Class A Common Stock will be treated as a holder of Company Class A Common Stock in connection with such liquidation).

Automatic Conversion. The Company Class B-1 Common Stock will automatically convert into shares of Company Class A Common Stock on a one-for-one basis (subject to adjustment) upon the occurrence of a Class B-1 Vesting Event. The Company Class B-2 Common Stock will automatically convert into shares of Company Class A Common Stock on a one-for-one basis (subject to adjustment) upon the occurrence of a Class B-2 Vesting Event. The Company Class B-3 Common Stock will automatically convert into Company Class A Common Stock on a one-for-one basis (subject to adjustment) upon the occurrence of a Class B-3 Vesting Event.

Forfeiture and Cancellation. If there has not been a Class B-1 Vesting Event (with respect to the Company Class B-1 Common Stock), Class B-2 Vesting Event (with respect to the Company Class B-2 Common Stock) or Class B-3 Vesting Event (with respect to the Company Class B-3 Common Stock) on or before the seventh anniversary of the Closing Date, all of the outstanding shares of the applicable class of Class B Common Stock will automatically be forfeited and cancelled for no consideration.

Transfer Restrictions. The Company Class B Common Stock is not transferrable other than to certain permitted transferees.

Class V Common Stock

Voting rights. Except as provided in the Company Charter or as required by applicable law, holders of Company Class V Common Stock are entitled to one vote per share on all matters to be voted on by Company stockholders generally or on which the Company Class V Common Stock is entitled to vote as a separate class. At annual and special meetings of Company stockholders, the holders of Company Class A Common Stock and Company Class V Common Stock will vote together as a single class on any matters submitted to a vote of Company stockholders that have voting rights generally. Further, the holders of Company Class A Common Stock and Company Class V Common Stock have the exclusive right to vote for the election of directors and on all other matters submitted to a stockholder vote generally.

Notwithstanding the foregoing, the Company Charter provides that holders of Company Class V Common Stock will not be entitled to vote on any amendment to the Company Charter (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock or other series of Company common stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Company Charter (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

Dividend rights. The Company Class V Common Stock will have no economic rights. As a result, holders of Company Class V Common Stock will not be entitled to any dividends or other distributions on such shares.

Rights upon liquidation. The holders of Company Class V Common Stock are not entitled to receive any assets of the Company upon any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs.

Cancellation. In the event that an outstanding share of Company Class V Common Stock ceases to be held, directly or indirectly, by the applicable holder of a Class A Unit, the share will automatically be transferred to the Company and cancelled for no consideration.

Future Issuances. Under the Company Charter, the Company is not permitted to issue additional shares of Company Class V Common Stock after the adoption of the Company Charter, other than in connection with the valid issuance of Class A Units under the Alight Holdings Operating Agreement, the vesting and exchange of any Class B Units for Class A Units in connection with a Class B Vesting Event or the conversion of any Class Z-A Units into Class A Units in accordance with the Alight Holdings Operating Agreement.

Class Z Common Stock

Voting rights. Holders of Company Class Z Common Stock are not entitled to any voting rights with respect to such shares, except as required by applicable law (which, under the DGCL and the Company Charter, will generally be limited to amendments to the Company’s certificate of incorporation that involve changes in the par value of the Company Class Z Common Stock or that would adversely alter the powers, preferences or special rights of the Company Class Z Common Stock (or any series thereof)).

Dividend rights. Holders of Company Class V Common Stock will not be entitled to any dividends or other distributions on such shares.

Rights upon liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the holders of Company Class Z Common Stock are not entitled to receive any assets of the Company, except to the extent that such shares of Company Class Z Common Stock vest and convert into Company Class A Common Stock or Company Class B Common Stock in connection with such liquidation event (in which case such shares will be treated as shares of Company Class A Common Stock or Company Class B Common Stock, as applicable, for purposes thereof).

Vesting and Forfeiture. The Company Class Z Common Stock are unvested and will, with respect to each holder’s applicable portion thereof (as determined pursuant to the Company Charter), (i) vest and be converted into an equivalent portion of the Company Class A Common Stock or Company Class B Common Stock, as applicable, in the event the corollary unvested shares of Company Class A Common Stock or Company Class B Common Stock are forfeited pursuant to an applicable award agreement and (ii) be forfeited for no consideration in the event that the corollary unvested shares of Company Class A Common Stock or Company Class B Common Stock vest pursuant to the terms of an applicable award agreement.

Transfer Restrictions. The Company Class Z Common Stock is not transferrable other than to certain permitted transferees.

Preferred Stock

The Company Charter authorizes the Company Board to establish one or more series of Preferred Stock. Unless required by law or any stock exchange, the authorized shares of Preferred Stock are available for issuance without further action by the holders of the Company Common Stock. The Company Board has the discretion to determine the powers, preferences and relative, participating, optional and other special rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of Preferred Stock.

The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders. Additionally, the issuance of Preferred Stock may adversely affect the holders of the Company Common Stock by restricting dividends on the Company Class A Common Stock, diluting the voting power of the Company Class A Common Stock and the Company Class V Common Stock or subordinating the liquidation rights of the Company Class A Common Stock. As a result of these or other factors, the issuance of Preferred Stock could have an adverse impact on the market price of the Company Class A Common Stock. At present, we have no plans to issue any Preferred Stock.

Preemptive Rights; Sinking Fund Provisions

The holders of Company Common Stock have no preemptive rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Company Common Stock.

Dividends

We have not declared or paid any dividends in the past and do not currently expect to declare or pay any dividends in the future. We are a holding company with no material assets other than our interest in Alight Holdings. The payment of cash dividends, if any, will be dependent upon the revenue and earnings of Alight, if any, capital requirements and the general financial condition of the Alight business. We intend to cause Alight Holdings to make distributions to holders of Alight Holdings Units (including the Company) in amounts sufficient to cover applicable taxes and certain obligations under the Tax Receivable Agreement, as well as any dividends declared by us.

Our Transfer Agent

The transfer agent for our Common Stock is Continental Stock Transfer & Trust Company.

Anti-Takeover Effects of the Company Charter, Company Bylaws and Certain Provisions of Delaware Law

The Company Charter, the Company Bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, which are intended to enhance the likelihood of continuity and stability in the composition of the Company Board and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are intended to avoid costly takeover battles, reduce the Company’s vulnerability to a hostile change of control or other unsolicited acquisition proposal, and enhance the ability of the Company Board to maximize stockholder value. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of Company Class A Common Stock.

Action by Written Consent

The Company Charter provides that any action required or permitted to be taken by the Company’s stockholders (other than certain actions to be taken by holders of Company Class V Common Stock, voting together as a single class, or in respect of any applicable series of Preferred Stock) must be effected at a duly called annual or special meeting of such stockholders, and may not be taken by written consent, unless such action is recommended or approved by all members of the Company Board then in office.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of NYSE, which apply so long as the Company Class A Common Stock remains listed on NYSE, require stockholder approval of certain issuances of Company Common Stock (or securities convertible into or exercisable for Company Common Stock) equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of Common Stock. As a result, the Company may issue additional shares in the future for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions, without approval of the Company’s stockholders.

In addition, the Company Board is generally authorized to issue shares of one or more series of preferred stock having such terms, powers, rights and preferences as the Company Board determines in its discretion, including terms that may be designed to discourage, delay or prevent a change of control of the Company or the removal of Company management.

One of the effects of the existence of unissued and unreserved Common Stock may be to enable the Company Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of Class A Common Stock at prices higher than prevailing market prices.

Business Combinations

The Company has elected not to be governed by Section 203 of the DGCL. However, the Company Charter contains similar provisions providing that the Company will not engage in any “business combinations” (as defined in the Company Charter), at any point in time at which the Company’s Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any “interested stockholder” (as defined in the Company Charter, but expressly excluding any of the Sponsor Investors, Existing Investors, their direct or indirect transferees and affiliates) for a three-year period after the time that such person became an interested stockholder unless:

•	prior to such time, the Company Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to such time, the business combination is approved by the Company Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock of the Company which is not owned by the interested stockholder.

Under the Certificate Charter, a “business combination” is defined to generally include a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. The Company Charter expressly excludes certain of the Company’s stockholders with whom the Company entered into the Investor Rights Agreement, certain of their respective transferees and their respective successors and affiliates from the definition of “interested stockholder” irrespective of the percentage ownership of the total voting power beneficially owned by them. Under certain circumstances, such provisions in the Company Charter make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. Accordingly, such provisions in the Company Charter could have an anti-takeover effect with respect to certain transactions which the Company Board does not approve in advance. Such provisions may encourage companies interested in acquiring the Company to negotiate in advance with the Company Board because the stockholder approval requirement would be avoided if the Company Board approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. However, such provisions also could discourage attempts that might result in a premium over the market price for the shares held by stockholders. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Election and Removal of Directors and Vacancies

The Company Charter provides that the Company Board determines the number of directors who serve on the board, subject to the rights set forth in the Investor Rights Agreement. The Company Board is divided into three classes designated as Class I, Class II and Class III. Class I directors are serving for an initial term expiring at the first annual meeting of stockholders following the Closing Date. Class II and Class III directors are serving for an initial term expiring at the second and third annual meeting of stockholders following the Closing Date, respectively. At each succeeding annual meeting of stockholders, directors will be elected to the class whose term is expiring at such annual meeting for a full term of three years.

Subject to the terms of the Investor Rights Agreement, directors may be removed only for cause and only upon the affirmative vote of the holders of at least 66 2/3% of the total voting power of all of the then-outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

In addition, the Company Charter provides that any vacancy on the Company Board, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with cause, may be filled only by a majority of the directors then in office, subject to the provisions of the Investor Rights Agreement and any rights of the holders of Preferred Stock.

No Cumulative Voting

Under Delaware law, there is no right to vote cumulatively (which allows stockholders to cast all of the votes such stockholder is entitled to for a single nominee for a board of directors rather than only being able to vote the number of shares such stockholder holds for or against each nominee) unless expressly authorized in the certificate of incorporation. The Company Charter does not authorize cumulative voting.

Special Stockholder Meetings

The Company Charter provides that special meetings of stockholders may be called only by or at the direction of the Company Board, the Chairman of the Board or the Chief Executive Officer. These provisions may have the effect of deterring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

The Company Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Company Board or a committee of the Company Board or pursuant to the Investor Rights Agreement. For any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide the Company with certain information. Generally, to be timely, a stockholder’s notice must be received at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. The Company Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions do not apply to the Sponsor Investors or Existing Investors in respect of designations made under the Investor Rights Agreement for so long as the Investor Rights Agreement remains in effect.

The Company Bylaws allow the chairman of a stockholder meeting to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also deter, delay or discourage a potential acquirer or investor from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to influence or obtain control of the Company.

Supermajority Voting Requirements

The Company Charter provides that the Company Board is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, the Company Bylaws without a stockholder vote in any manner not inconsistent with the laws of the State of Delaware or the Company Charter. Any amendment, alteration, rescission or repeal of Article I (Stockholders), Article II (Board of Directors) or Article IV (Indemnification and Advancement of Expenses) of the Bylaws will require the affirmative vote of the holders of at least 66-2/3% of the total voting power of all outstanding shares of Company Common Stock entitled to vote generally in the election of directors, voting together as a single class. Bylaw amendments generally will require the affirmative vote of at least a majority in voting power of all of the then-outstanding shares of the Company Common Stock entitled to vote generally in the election of directors, voting together as a single class, which is a higher vote standard than matters that generally come before the Company stockholders.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares of Common Stock, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage. However, the Company Charter requires the affirmative vote of the holders of at least 80% in total voting power of all of the then-outstanding shares of the Company’s stock entitled to vote generally in the election of directors, voting together as a single class, to approve any amendment, alteration, repeal or rescission of the provisions in Article X thereof, which generally relate to competition and corporate opportunities. In addition, the affirmative vote of at least 66-2/3% in total voting power of all the then-outstanding shares of the Company’s stock entitled to vote generally in the election of directors, voting together as a single class, are required under the Company Charter to approve any amendment, alteration, repeal or rescission to the following Articles:

•

Article V, which requires a 66-2/3% supermajority vote, in case of provisions in Article I, Article II and Article IV of the Company Bylaws, and a majority vote of the outstanding shares, in the case of any other provisions, for stockholders to amend the Company Bylaws;

•

Article VI, which contains provisions (i) providing for a classified board of directors (and the election and term of directors), (ii) regarding filling vacancies on the Company Board and newly created directorships; and (iii) regarding the resignation and removal of directors;

•	Article VII, with respect to the calling of special meetings of Company stockholders and stockholder action by written consent;

•	Article VIII, which contains provisions eliminating monetary damages for breaches of fiduciary duty by a director and indemnification and advancement of expenses;

•	Article IX, which contains the Company’s election not to be governed by Section 203 of the DGCL and provisions regarding business combinations with interested stockholders;

•	Article XII, containing an exclusive forum selection clause (see “—Exclusive Forum” below); and

•	Article XIII, the amendment provision requiring that the above provisions be amended only with an 66-2/3% supermajority vote.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of the Company or its management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of the Company Board and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are designed to reduce the Company’s vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for the Company’s shares and, as a consequence, may inhibit fluctuations in the market price of the Company’s shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

Exclusive Forum

The Company Charter provides that, unless the Company consents in writing to the selection of an alternative forum, (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or stockholder of the Company to the Company or the Company’s stockholders, or any claim for aiding and abetting any such alleged breach, (iii) any action asserting a claim against the Company or any current or former director, officer, other employee, agent or stockholder of the Company (a) arising pursuant to any provision of the DGCL, the Company Charter (as it may be amended or restated) or the Company Bylaws or (b) as to which the DGCL confers jurisdiction on the Delaware Court of Chancery or (iv) any action asserting a claim against the Company or any current or former director, officer, other employee, agent or stockholder of the Company governed by the internal affairs doctrine of the law of the State of Delaware will (to the fullest extent permitted by law) be solely and exclusively brought in the Delaware Court of Chancery (subject to certain limited exceptions, including if there is an indispensable party not subject to the jurisdiction of the Court of Chancery within ten days following such determination, or if jurisdiction is vested exclusively in a court or forum other than the Delaware Court of Chancery).

The Company Charter also provides that the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for any action arising under federal securities laws, including the Securities Act. In addition, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum. While Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

Any person or entity purchasing or otherwise acquiring any interest in any shares of the Company’s capital stock shall be deemed to have notice of and to have consented to the forum provisions in the Company Charter. This choice-of-forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or its directors, officers, stockholders, agents or other employees, which may discourage such lawsuits.

We note that there is uncertainty as to whether a court would enforce this provision, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. Further, investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. It is possible that a court could find these types of provisions to be inapplicable or unenforceable, and if a court were to find this provision of the Company Charter inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, the Company may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect the Company’s business, financial condition and results of operations and result in a diversion of the time and resources of the Company’s management and board of directors.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. The Company Charter contains provisions by which the Company renounces (to the fullest extent permitted by law) any interest or expectancy that the Company has in, or any right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to the Company’s officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are employees of the Company or its subsidiaries. The Company Charter also provides that, to the fullest extent permitted by law, none of the non-employee directors of the Company or their affiliates have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which the Company or its affiliates now engage or propose to engage or (ii) otherwise competing with the Company or its affiliates.

Such persons also have no duty to communicate or offer any transaction or business opportunity that may be considered a corporate opportunity to the Company or any of its affiliates and they may take any such opportunity for themselves or offer it to another person or entity. However, the Company Charter does not renounce the Company’s interest in any business opportunity that is expressly offered to, or acquired or developed by a non-employee director solely in his or her capacity as a director or officer of the Company.

The following business opportunities (to the fullest extent permitted by law) will not be deemed to be a potential corporate opportunity for the Company (i) if the Company is neither financially or legally able, nor contractually permitted to undertake such opportunity, (ii) if, from its nature, such opportunity is not in the line of the Company’s business or is of no practical advantage to the Company, (iii) such opportunity is one in which the Company has no interest or reasonable expectancy, or (iv) such opportunity is one presented to any account for the benefit of a member of the Company Board or such member’s affiliate over which such member of the Company Board has no direct or indirect influence or control, including, but not limited to, a blind trust.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Company Charter includes a provision that eliminates, to the fullest extent permitted by law, the personal liability of directors for monetary damages for any breach of fiduciary duty as a director. The effect of this provision is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

The Company Bylaws provide that the Company must indemnify and advance expenses to directors and officers to the fullest extent permitted by Delaware law. The Company is also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for directors, officers and certain employees for some liabilities. The Company believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in the Company Charter and the Company Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. The Company believes that these provisions, liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

There is currently no pending material litigation or proceeding involving any of the Company’s or FTAC’s or Tempo Holdings’ respective directors, officers or employees for which indemnification is sought.

Listing

The Company’s Class A Common Stock is listed on the NYSE under the symbol “ALIT.”

PLAN OF DISTRIBUTION

We are registering the offer and sale from time to time by the Selling Holders or their permitted transferees, of up to 240,392,110 shares of our Class A Common Stock.

We will not receive any of the proceeds from the sale of the securities by the Selling Holders. The aggregate proceeds to the Selling Holders will be the purchase price of the securities less any discounts and commissions borne by the Selling Holders.

The Selling Holders will pay any underwriting discounts and commissions and expenses incurred by the Selling Holders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Holders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the Selling Holders covered by this prospectus may be offered and sold from time to time by the Selling Holders. The term “Selling Holders” includes their permitted transferees who later come to hold any of the Selling Holders’ interest in the Class A Common Stock in accordance with the terms of the agreement(s) governing the registration rights applicable to such Selling Holder’s shares of Class A Common Stock. The Selling Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Holder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents.

The Selling Holders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Holders may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of NYSE;

•

through trading plans entered into by a Selling Holder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Holders may sell the securities at prices then prevailing, related to the then prevailing market price or at negotiated prices. The offering price of the securities from time to time will be determined by the Selling Holders and, at the time of the determination, may be higher or lower than the market price of our securities on the NYSE or any other exchange or market.

In addition, a Selling Holder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the Selling Holders will sell all or any of the securities offered by this prospectus. In addition, the Selling Holders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Holders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

Subject to the terms of the agreement(s) governing the registration rights applicable to a Selling Holder’s shares of Class A Common Stock, such Selling Holder may transfer shares of Class A Common Stock to one or more “permitted transferees” in accordance with such agreements and, if so transferred, such permitted transferee(s) will be the selling beneficial owner(s) for purposes of this prospectus. Upon being notified by a Selling Holder interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Holder.

With respect to a particular offering of the securities held by the Selling Holders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the specific securities to be offered and sold;

•	the names of the Selling Holders;

•	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•	settlement of short sales entered into after the date of this prospectus;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Holders.

In connection with distributions of the securities or otherwise, the Selling Holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker- dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Holders. The Selling Holders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Holders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Holders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker- dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Holders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of Class A Common Stock are currently listed on NYSE under the symbol “ALIT.”

The Selling Holders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Holders pay for solicitation of these contracts.

A Selling Holder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Holder or borrowed from any Selling Holder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Holder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Holder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Holders may arrange for other broker- dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Holders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Holders and any broker-dealer or agent regarding the sale of the securities by the Selling Holders. Upon our notification by a Selling Holder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, the Selling Holders and any underwriters, broker- dealers or agents who execute sales for the Selling Holders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Holders, may have banking, lending or other relationships with us or perform services for us or the Selling Holders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Holders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Holders or any other person, which limitations may affect the marketability of the shares of the securities.

We will make copies of this prospectus available to the Selling Holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Holders may indemnify any agent, broker- dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Holders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Holders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

We have agreed with certain Selling Holders pursuant to the Registration Rights Agreement to use reasonable best efforts to keep the registration statement of which this prospectus constitutes a part effective until such time as such Selling Holders cease to hold any securities eligible for registration under the Registration Rights Agreement.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Kirkland & Ellis LLP. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Alight, Inc. appearing in Alight, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2022, and the effectiveness of Alight, Inc.’s internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which conclude, among other things, that Alight, Inc. did not maintain effective internal control over financial reporting as of December 31, 2022, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission “(2013 framework)”, because of the effects of the material weakness described therein, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

22,500,000 shares

Class A Common Stock

Prospectus Supplement

J.P. Morgan	BofA Securities	Morgan Stanley

August 16, 2023